UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No. )

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Spire Global, Inc.

(Name of Registrant as Specified In Its Charter)

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SPIRE GLOBAL, INC. 8000 TOWERS CRESCENT DRIVE SUITE 1100 VIENNA, VIRGINIA 22182

MESSAGE FROM OUR CEO

April 13, 2026

Dear Fellow Stockholders:

On behalf of the entire board of directors, I would like to express our appreciation for the trust you have placed in us to act as stewards of our company. This year brought important changes to our business.

◾
Maritime Business Divested and All Debt Eliminated. We completed the divestiture of our maritime business, enabling us to retire all debt, including a substantial amount of high-interest debt, while further strengthening our balance sheet.

◾
Achieved Technical, Operational, and Business Successes.
o
We conducted six launches to deploy 39 satellites, including a single-satellite radio frequency geolocation (RFGL) demonstrator — a capability historically requiring two to three satellites to achieve.
o
We expanded our RFGL capabilities to collect and process unencrypted, publicly broadcast voice transmissions from space using AI to transcribe, translate, and summarize even short or noisy signals in near real time.
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We successfully demonstrated two-way laser communication between our satellites in orbit using optical intersatellite links, marking an advancement in high-speed, space-based data transfer.
o
We announced the launch of AI-driven weather models, advancing next-generation climate simulation and forecasting capabilities.
o
We were awarded significant new contracts which included:
▪
an $11.2 million one-year NOAA contract for RO data;
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a $2.5 million NOAA contract for ocean winds data;
▪
a €3 million renewal from EUMETSAT for satellite weather data; and
▪
an award from Deloitte to expand their on-orbit cyber and data operations;
o
We were selected for the Missile Defense Agency SHIELD IDIQ Contract.
◾
Leadership Transitioned. I was appointed as Chief Executive Officer in January 2025, succeeding our founder, Peter Platzer, who transitioned to Executive Chairman. The board of directors has confidence in our leadership team and I am committed to building on the strong foundation that has been established.
◾
Board Refreshed. Dr. Toni Rinow joined our board of directors in October 2025 bringing extensive expertise in financial and accounting strategy, capital markets, and global expansion. John Martinez also joined our board of directors in March 2026 bringing deep government and commercial expertise across national defense, security, and intelligence markets. We are excited to have Dr. Rinow and Mr. Martinez on our board of directors.
◾
New Independent Auditors Appointed. We have engaged KPMG LLP as our independent registered public accounting firm for fiscal year 2025, following PwC’s resignation. We appreciate KPMG LLP’s expertise and look forward to a productive relationship.

We continue to advance our position as a leading global provider of space-based data, analytics, and space services. Our constellation of satellites provides critical data and insights to customers across space reconnaissance, aviation, and weather markets. We remain committed to innovation and operational excellence as we execute on our strategic priorities.

I and the rest of the board of directors invite you to the 2026 Annual Meeting of Stockholders, which will be held virtually. Regardless of whether you are able to join the meeting, we encourage you to vote by proxy. These proxy materials contain detailed information about the matters on which we are asking you to vote.

Thank you for the confidence you place in us through your investment in Spire.

Sincerely,

/s/ Theresa Condor

Theresa Condor

President, Chief Executive Officer and Director

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

The 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Spire Global, Inc. (“Spire” or the “Company”) will be conducted virtually via live audio webcast on May 27, 2026, at 10:00 a.m. Eastern Time. The record date for the Annual Meeting is April 2, 2026 (the “Record Date”). This proxy statement is being first released to stockholders on April 13, 2026.

MATTERS TO BE VOTED ON AT THE ANNUAL MEETING

Proposal	Description	Board Recommendation
Proposal 1	Election of two Class II directors, William Porteous and Toni Rinow	FOR each nominee
Proposal 2	Advisory vote on the frequency of future advisory votes to approve the compensation of our Named Executive Officers (“NEOs”)	ONE YEAR
Proposal 3	Advisory vote to approve the compensation of our NEOs	FOR
Proposal 4	Ratification of appointment of KPMG LLP (“KPMG”) as independent auditors for 2026	FOR

CASTING YOUR VOTE

Stockholders of record of our Class A and Class B common stock as of the close of business on the Record Date are entitled to vote using any of the below methods and the control number on your notice or proxy card.

INTERNET Visit www.virtualshareholdermeeting.com/SPIR2026 prior to or during the Annual Meeting	PHONE Call the toll-free number listed on your proxy card
MOBILE DEVICE Use your smartphone to scan the QR code on your proxy card	MAIL Sign, date, and return your proxy card or voting instruction form

If you are a street name stockholder, you will receive voting instructions from your broker, bank, or other nominee. You must follow the voting instructions provided by your broker, bank, or other nominee in order to direct your broker, bank, or other nominee on how to vote your shares.

ATTENDING THE ANNUAL MEETING

The Annual Meeting will be conducted virtually. Stockholders may attend the Annual Meeting at www.virtualshareholdermeeting.com/SPIR2026 by entering the control number found on the notice, proxy card or voting instruction form. Stockholders may vote and submit questions during the Annual Meeting on the website.

Your vote is important. Regardless of whether you plan to virtually attend the Annual Meeting, we hope you will vote as soon as possible. Thank you for your ongoing support of Spire.

Sincerely,

/s/ David Myers

Chief Legal Officer

April 13, 2026

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on May 27, 2026: The Proxy Statement and Annual Report are available at www.virtualshareholdermeeting.com/SPIR2026

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Our board of directors is currently composed of eight members. We have a classified board of directors consisting of three classes, each serving staggered three-year terms.

At each annual meeting of stockholders, directors of a specific class of our board of directors will be elected to hold office until the expiration of the term for which they are elected and until their successors have been duly elected and qualified or until their earlier death, resignation, or removal.

Nominees for the Board of Directors

Our nominating and corporate governance committee has recommended, and our board of directors has approved, William Porteous and Toni Rinow as the nominees for election as directors at the Annual Meeting. Dr. Rinow was initially identified as a possible director candidate to the Nominating and Corporate Governance Committee by our chief executive officer. If elected, Mr. Porteous and Dr. Rinow will serve as directors until the 2029 annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier death, resignation, or removal. Mr. Porteous and Dr. Rinow are currently directors of our Company. For information concerning the relevant experiences, qualifications, attributes, and skills of Mr. Porteous and Dr. Rinow that led our board of directors to recommend them as the nominees for directors, please see the section titled “Board of Directors and Corporate Governance.” Each of Mr. Porteous and Dr. Rinow have consented to being named as a nominee in this proxy statement and to continue to serve as a director, if elected; however, in the event that he or she is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by our board of directors to fill such vacancy.

If you are a stockholder of record and you sign and submit your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the election of Mr. Porteous and Dr. Rinow. If you are a street name stockholder and you do not give voting instructions to your broker or nominee, your broker will leave your shares unvoted on this matter.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE CLASS II DIRECTOR NOMINEES

Vote Required

Directors are elected by a plurality of the votes cast with respect to the election of directors at the Annual Meeting. A plurality of votes cast means that the two director nominees receiving the greatest number of “For” votes at the Annual Meeting will be elected. You may vote “For” or “Withhold” for each of the nominees for election as a director. Withhold votes and broker non-votes will have no effect on the outcome of this vote.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our business affairs are managed under the direction of our board of directors. Our board of directors currently consists of eight directors, six of whom are “independent” under the listing standards of the New York Stock Exchange (“NYSE”). We have a classified board of directors consisting of three classes, each serving staggered three-year terms. Only one class of directors is elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective three-year terms. Each director’s term will continue until the end of such director’s three-year term and the election and qualification of their successor, or their earlier death, resignation, or removal.

The following table sets forth the names, ages as of April 2, 2026, and certain other information for each of the directors with terms expiring at the Annual Meeting (both of whom are also nominees for election as a director at the Annual Meeting) and for each of the continuing members of our board of directors:

Name	Class	Age	Position	Current Term Expires	Expiration of Term for Which Nominated
Directors with Term Expiring at the Annual Meeting/Nominee
William Porteous (1)(2)(3)	II	53	Director	2026	2029
Toni Rinow (1)	II	61	Director	2026	2029
Continuing Directors
Joan Amble (1)	I	72	Director	2028	2028
Theresa Condor	III	45	President, Chief Executive Officer, and Director	2027	2027
Dirk Hoke (1)	III	57	Director	2027	2027
John Martinez (2)	III	53	Director	2027	2027
Stephen Messer (1)(2)	I	54	Director	2028	2028
Peter Platzer	I	56	Executive Chairman	2028	2028

_____________

(1) Member of our audit committee.

(2) Member of our compensation committee.

(3) Member of our nominating and corporate governance committee.

Nominees for the Board of Directors

William Porteous has served as one of our directors since August 2021. Mr. Porteous served as one of the directors of Legacy Spire (as defined below) from May 2014 through the Closing (as defined below). Since August 2000, Mr. Porteous has been with RRE Ventures, LLC, a venture capital firm, where he currently serves as a General Partner and the firm’s Chief Operating Officer. Over the course of his career, Mr. Porteous has served on the board of directors of more than 20 companies. In addition to Spire, Mr. Porteous currently serves as Chairman of the board of directors of BlackSky Technology Inc. (NYSE: BKSY), as well as on the board of directors of Nanit, Paperless Post, Pilot Fiber, Ursa Space Systems, WaveXR, Lovelace.AI, and Hyperspectral.AI. Mr. Porteous has also served as Co-Chairman and Founder at the Dockery Farms Foundation, a non-profit dedicated to preserving the historic property and heritage of Dockery Farms. Mr. Porteous served as an Adjunct Associate Professor at Columbia University from January 2003 to May 2018. Mr. Porteous holds a B.A. in English from Stanford University, an M.B.A. from Harvard Business School, and an M.S. in Economics and Industrial Relations from the London School of Economics and Political Science.

Mr. Porteous was selected to serve on our board of directors because of his extensive business and leadership experience.

Toni Rinow has served as one of our directors since October 2025. Dr. Rinow previously served as the Chief Financial Officer of SANUWAVE Health, Inc., a medical device company, from August 2022 to March 2024, and previously chaired the audit committee of Sprout AI Inc., an AI-driven vertical farming company, from April 2022 to June 2024. She also served as an independent board director at Converge Technology Solutions, a global IT solutions provider spanning digital infrastructure, cybersecurity, managed services, cloud platforms, application modernization, digital workplace, advanced analytics and artificial intelligence, from June 2022 until May 2025. Converge was acquired in a go private transaction with HIG Capital for over $1.0 billion in cash. Dr. Rinow has held senior leadership roles as Global General Manager at Jubilant DraxImage, a global leader in nuclear medicine, and as Chief Financial Officer and Chief Operating Officer of Canadian leader Isologic Innovative Radiopharmaceuticals. She currently holds a board seat with the Chambre des Huissiers de Justice du Québec and is a member of Extraordinary Women on Boards (EWOB). Dr. Rinow holds a B.S. in Chemical Engineering from the University of Strasbourg, a Ph.D. in Biophysics and Chemistry from the University of Montreal, and an M.B.A. in Finance and Administration and a Graduate degree in Accounting from McGill University.

Dr. Rinow was selected to serve on our board of directors because of her expertise in financial and accounting strategy, capital markets and global expansion.

Continuing Directors

Joan Amble has served as one of our directors since August 2022. She has an extensive career in finance, most recently serving as Executive Vice President, Finance, and Comptroller for American Express. Prior to holding senior leadership positions at American Express, Ms. Amble spent more than a decade at General Electric, most recently serving as Chief Operating Officer and Chief Financial Officer for GE Capital Markets, overseeing securitizations, debt placement, and syndication, as well as structured equity transactions. She has extensive experience in corporate governance, having served on the board of directors of Broadcom Corp, Brown-Forman, Sirius XM Holdings Inc., and as an independent advisor to the Executive Committee of the U.S. affiliate of Societe Generate S.A. Ms. Amble currently serves on the board of directors of Zurich Insurance Group AG (OTCMKTS: ZURVY) and Booz Allen Hamilton Holding Corp. (NYSE: BAH). Until May 2023, she was a board member, audit committee chair and member of the nomination and governance committee at BuzzFeed, Inc. She is currently the president of JCA Consulting, LLC. Throughout her career, Ms. Amble has been a tremendous advocate for the professional development of women in business. She is the co-founder of W.O.M.E.N in America, a leadership program launched in the fall of 2009. Ms. Amble holds a B.S. in Accounting from Pennsylvania State University.

Ms. Amble was selected to serve on our board of directors because of her extensive business experience and leadership in finance, accounting, and corporate governance.

Theresa Condor has served as our President since March 5, 2025, our Chief Executive Officer since January 2025 and one of our directors since August 2021. Prior to her role as Chief Executive Officer, Ms. Condor served as Chief Operating Officer from October 2021 to December 2024 and Executive Vice President, General Manager of Space Services and Earth Intelligence from August 2021 to October 2021. Ms. Condor also served as Executive Vice President, General Manager of Space Services and Earth Intelligence at Legacy Spire, in addition to serving in a variety of other roles, since February 2013, and served as one of Legacy Spire’s directors since November 2015. From August 2008 to February 2012, Ms. Condor was with Citigroup Inc., an investment bank and financial services company, where she served most recently as Vice President of Trade Risk Distribution at the Latin America Desk and previously as a Rotating Management Associate. Ms. Condor holds a B.A. in Government from Cornell University and an M.I.A. in International Finance and Policy from the School of International and Public Affairs at Columbia University.

Ms. Condor was selected to serve on our board of directors because of her industry, business, and leadership experience and the perspective and experience she brings as our Chief Executive Officer.

Dirk Hoke has served as one of our directors since November 2021. Mr. Hoke is currently the Chief Executive Officer of VOITH Group, a global operating technology company. Mr. Hoke was the Chief Executive Officer of Volocopter GmbH, the pioneer of Urban Air Mobility, until February 2025. In December 2024, Volocopter GmbH began provisional insolvency proceedings and was subsequently acquired by Diamond Aircraft Industries in March 2025. Prior to joining us, Mr. Hoke served as the Chief Executive Officer of the Airbus Defence and Space division of Airbus SE and served as a member of the Airbus Executive Committee from January 2016 to August 2021. Before joining Airbus, he worked at Siemens AG, where he held various executive-level positions including General Manager for the Transrapid Propulsion and Power Supply, President of Siemens Transportation Systems China, the first Chief Executive Officer of Siemens Africa and the Chief Executive Officer of Industrial Solutions, Customer Services and Large Drives in Germany from May 2005 to December 2015. Mr. Hoke currently serves on the board of directors of SolarEdge Technologies, Inc. (NASDAQ: SEDG), Voyager Space, and Körber. He holds a degree in Mechanical Engineering from the Technical University of Brunswick, Germany and is an Alumni of the Young Global Leader Program of the World Economic Forum.

Mr. Hoke was selected to serve on our board of directors because of his in-depth experience and leadership in the aerospace industry.

John Martinez has served as one of our directors since March 2026. Mr. Martinez currently serves as Chief Legal Officer at Parsons Corporation, a publicly traded technology provider focused on national security and global infrastructure markets. Prior to joining Parsons Corporation, Mr. Martinez served as Chief Legal Officer at Maximus from September 2023 to February 2026 and as General Counsel at GE Aerospace from August 2021 to September 2023. Earlier in his career, he held senior executive roles at Raytheon Technologies in their intelligence and space business segments, the Office of the Director of National Intelligence and within the U.S. intelligence community. Mr. Martinez holds a B.A. in Political Science from Pennsylvania State University and a J.D. from St. John's University School of Law.

Mr. Martinez was selected to serve on our board of directors because of his deep government and commercial expertise across national defense, security, and intelligence markets.

Stephen Messer has served as one of our directors since August 2021. Mr. Messer served as one of the directors of Legacy Spire from May 2014 through the Closing. Mr. Messer has served as Member at Zephir Worldwide LLC, a venture capital firm, since 2012. Mr. Messer has served as Vice Chairman and Co-Founder at Collective[i], a foundation AI model for Commerce, since January 2008 and as President and Co-Founder of World Evolved Services, LLC, a venture capital firm, since January 2006. Prior to this, Mr. Messer served as Chief Executive Officer and Co-Founder at LinkShare Corporation, an affiliate marketing service company acquired by Rakuten Group, Inc., from 1996 to 2005. Mr. Messer currently serves on the board of directors of several private companies and on the advisory boards for multiple venture capital firms. Mr. Messer holds a B.A. in Government and Law, History from Lafayette College and a J.D. from Benjamin N. Cardozo School of Law, Yeshiva University.

Mr. Messer was selected to serve on our board of directors because of his extensive business and leadership experience and his experience in technology, AI, and growth companies.

Peter Platzer has served as one of our directors since August 2021 and became the Executive Chairman in January 2025. He served as our Chief Executive Officer from August 2021 to December 2024 and as our President from August 2021 to March 5, 2025. Mr. Platzer served as the co-founder and Chief Executive Officer of Legacy Spire and as one of its directors from September 2012 through the Closing. Prior to this, Mr. Platzer served as Senior Portfolio Manager at Vegasoul Capital, LLC, an asset management firm, from September 2010 to September 2011, and as Director, Proprietary Trader at Deutsche Bank AG, an investment bank and financial services company, from July 2007 to December 2010. Mr. Platzer also served as Head of Quantitative Research at TRG Management LP, also known as The Rohatyn Group, an asset management firm, from May 2003 to July 2007. Mr. Platzer holds a Dipl. Ing (equivalent to B.S., M.S., and Ph.D. qualification exam) in Physics from the Technical University of Vienna, an M.S. cum laude in Space Science and Management from the International Space University, and an M.B.A. summa cum laude from Harvard Business School.

Mr. Platzer was selected to serve on our board of directors because of the perspective and experience he brings as our former President and Chief Executive Officer.

Family Relationships

Mr. Platzer and Ms. Condor, each a director and an executive officer of the Company, are husband and wife. There are no other family relationships among any of the directors or executive officers of the Company.

Director Independence

Under the listing standards of the NYSE, independent directors must comprise a majority of a listed company’s board of directors. In addition, NYSE listing standards require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent. Under NYSE listing standards, a director will only qualify as an “independent director” if the board of directors affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company).

Our board of directors has undertaken a review of the independence of each director. Based on information provided by each director concerning their background, employment, and affiliations, our board of directors has determined that Messrs. Hoke, Messer, Porteous, and Martinez, Ms. Amble, and Dr. Rinow do not have a material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and that each of these directors is “independent” as that term is defined under the listing standards of the NYSE. In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Certain Relationships, Related Party and Other Transactions.”

Board Leadership Structure and Role of the Lead Independent Director

We believe that the structure of our board of directors and its committees provides strong overall management of our Company. Mr. Platzer currently serves as Executive Chairman and chairperson of our board of directors, and Ms.

Condor serves as a director and as our President and Chief Executive Officer. As our Executive Chairman and former President and Chief Executive Officer, Mr. Platzer is best positioned to identify strategic priorities, lead critical discussion, and evaluate management's performance.

Our board of directors has adopted Corporate Governance Guidelines that provide that one of our independent directors will serve as our lead independent director at any time when the chair of our board of directors is not independent. Our board of directors has appointed Mr. Porteous to serve as our lead independent director. The board of directors considered Mr. Porteous’ demonstrated leadership during his tenure as a member of the board of directors and also his contributions as a member of the compensation committee, nominating and corporate governance committee, and audit committee. The board of directors believes that Mr. Porteous’ ability to act as a strong lead independent director provides balance in our leadership structure and is in the best interests of Spire and its stockholders. As our lead independent director, Mr. Porteous presides over periodic meetings of our independent directors, serves as a liaison between Mr. Platzer and Ms. Condor and our independent directors, and performs such additional duties as our board of directors may otherwise determine and delegate.

Only independent directors serve on the audit committee, the compensation committee, and the nominating and corporate governance committee of our board of directors. As a result of the board of directors’ committee system and the existence of a majority of independent directors, the board of directors believes it maintains effective oversight of our business operations, including independent oversight of our financial statements, executive compensation, selection of director candidates, and corporate governance programs. We believe that the leadership structure of our board of directors, including Mr. Porteous’ role as lead independent director, as well as the strong independent committees of our board of directors, is appropriate and enhances our board of directors’ ability to effectively carry out its roles and responsibilities on behalf of our stockholders, while Mr. Platzer’s combined role enables strong leadership, creates clear accountability, and enhances our ability to communicate our message and strategy clearly and consistently to stockholders.

Board Meetings and Committees

During our fiscal year ended December 31, 2025, our board of directors held 11 meetings. Each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she served as a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the periods that he or she served, except for Mr. Hoke who attended 77% of the total number of meetings held by our audit committee.

Although we do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we strongly encourage, but do not require, our directors to attend. All of the six directors then on the board attended our 2025 annual meeting of stockholders.

Our board of directors has established an audit committee, a compensation committee, and a nominating and corporate governance committee. The composition and responsibilities of each of the committees of our board of directors are described below.

Audit Committee

Our audit committee consists of Ms. Amble, Dr. Rinow, and Messrs. Porteous and Hoke, with Mr. Porteous serving as chairperson. Each member of the audit committee meets the requirements for independence under the listing standards of the NYSE and Securities and Exchange Commission (“SEC”) rules and regulations and the financial literacy and sophistication requirements of the listing standards of the NYSE. In addition, our board of directors has determined that each of Mr. Porteous, Ms. Amble and Dr. Rinow is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended (“Securities Act”). Our audit committee is responsible for, among other things:

•
selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•
helping to ensure the independence and oversee the performance of the independent registered public accounting firm;

•
reviewing and discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent registered public accounting firm, our interim and year-end results of operations;
•
reviewing our financial statements and our critical accounting policies and estimates;
•
overseeing and monitoring the integrity of our financial statements, accounting and financial reporting processes, and internal controls;
•
overseeing the design, implementation, and performance of our internal audit function;
•
overseeing our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;
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developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
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overseeing our policies on risk assessment and risk management;
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overseeing compliance with our code of business conduct and ethics;
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reviewing and approving related party transactions; and
•
approving or, as required, pre-approving, all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

No member of our audit committee may serve on the audit committee of more than three public companies, including Spire, unless our board of directors determines that such simultaneous service would not impair the ability of such member to effectively serve on our audit committee and we disclose such determination in accordance with the listing standards of the NYSE.

Our audit committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the NYSE. A copy of the charter for our audit committee is available on our website at ir.spire.com. During 2025, our audit committee held 16 meetings.

Compensation Committee

Our compensation committee consists of Messrs. Messer, Porteous and Martinez, with Mr. Messer serving as chairperson. Each member of our compensation committee meets the requirements for independence under the listing standards of the NYSE and SEC rules and regulations and is a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our compensation committee is responsible for, among other things:

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reviewing, approving, and determining, or making recommendations to our board of directors regarding, the compensation of our executive officers, including our Chief Executive Officer;
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administering our equity compensation plans and incentive compensation plans;
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establishing and periodically reviewing general policies and plans relating to compensation and benefits of our employees, and overseeing our overall compensation philosophy;
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reviewing and making recommendations regarding non-employee director compensation to our full board of directors; and
•
evaluating the performance, or assisting in the evaluation of the performance, of our executive officers, including our Chief Executive Officer.

Our compensation committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the NYSE. A copy of the charter for our compensation committee is available on our website at ir.spire.com. During 2025, our compensation committee held four meetings.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Messrs. Porteous and Messer, with Mr. Porteous serving as chairperson. Each member of the nominating and corporate governance committee meets the requirements for independence under the listing standards of the NYSE and SEC rules and regulations. Our nominating and corporate governance committee is responsible for, among other things:

•
identifying, evaluating, and selecting, or making recommendations to our board of directors regarding, nominees for election to our board of directors;
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considering and making recommendations to our board of directors regarding the composition of our board of directors and its committees;
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evaluating the performance and attendance of our board of directors and of individual directors;
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overseeing and reviewing developments in our corporate governance practices;
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evaluating the adequacy of our corporate governance practices and reporting;
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periodically reviewing and discussing with our board of directors the corporate succession and development plans for our executive officers and certain key employees; and
•
developing and making recommendations to our board of directors regarding corporate governance guidelines and matters.

Our nominating and corporate governance committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the NYSE. A copy of the charter for our nominating and corporate governance committee is available on our website at ir.spire.com. During 2025, our nominating and corporate governance committee held five meetings.

Considerations in Evaluating Director Nominees

Our nominating and corporate governance committee is responsible for reviewing with the board of directors the appropriate characteristics, skills, and experience required for the board of directors as a whole and its individual members. Our nominating and corporate governance committee uses a variety of methods to identify and evaluate director nominees. Some of the qualifications that our nominating and corporate governance committee considers include, without limitation, issues of character, integrity, judgment, corporate experience, and diversity and other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on the board of directors, potential conflicts of interest, and other commitments. Nominees must also have the highest personal and professional ethics and integrity, have proven achievement and competence in their field and the ability to exercise sound business judgment, have skills that are complementary to those of the existing board of directors, the ability to assist and support management and make significant contributions to our success, and understand the fiduciary responsibilities that are required of a member of our board of directors and have sufficient time and energy necessary to diligently carry out those responsibilities. Members of our board of directors are expected to prepare for, attend, and participate in all board of directors and applicable committee meetings. Our nominating and corporate governance committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests.

In its evaluation of director candidates, our nominating and corporate governance committee considers the suitability of each director candidate, including current directors, in light of current size and composition, organization, and governance of our board of directors and the needs of our board of directors and the respective committees of our board of directors. In making determinations regarding nominations of directors, our nominating and corporate governance committee may take into account the benefits of diverse viewpoints.

Our nominating and corporate governance committee also considers the above factors and other factors as it oversees the annual board of director and committee evaluations. After completing its review and evaluation of director candidates, including incumbent directors, our nominating and corporate governance committee recommends to our full board of directors the director nominees for selection.

Stockholder Recommendations and Nominations to the Board of Directors

Our nominating and corporate governance committee will consider director candidates recommended by stockholders, so long as such recommendations comply with our Restated Certificate of Incorporation, amended and restated bylaws, and applicable laws, rules and regulations, including those promulgated by the SEC. Our nominating and corporate governance committee will evaluate such recommendations in accordance with its charter, our amended and restated bylaws and our policies and procedures for director candidates, as well as the regular director nominee criteria described above.

Eligible stockholders wishing to recommend a candidate for nomination should direct the recommendation in writing by letter, attention of the Chief Legal Officer, at 8000 Towers Crescent Drive, Suite 1100, Vienna, Virginia 22182. Such recommendations must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a statement of support by the recommending stockholder, a signed letter from the candidate confirming willingness to serve on our board of directors, information regarding any relationships between the candidate and our Company, evidence of the recommending stockholder’s ownership of our capital stock, and any other information required by our amended and restated bylaws. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors.

Under our amended and restated bylaws, stockholders may also directly nominate persons for our board of directors. Any nomination must comply with the requirements set forth in our amended and restated bylaws and should be sent in writing to our Corporate Secretary at 8000 Towers Crescent Drive, Suite 1100, Vienna, Virginia 22182. To be timely for the 2027 annual meeting of stockholders, nominations must be received by our Corporate Secretary observing the same deadlines for stockholder proposals discussed above under “What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?—Stockholder Proposals.”

Communications with the Board of Directors

Interested parties wishing to communicate with non-management members of our board of directors may do so by writing and mailing the correspondence to our Chief Legal Officer or legal department at Spire Global, Inc., 8000 Towers Crescent Drive, Suite 1100, Vienna, Virginia 22182. Each communication should set forth (i) the name and address of the stockholder, as it appears on our books, and if the shares of our common stock are held by a broker, bank or nominee, the name and address of the beneficial owner of such shares, and (ii) the number of shares of our common stock that are owned of record by the record holder and beneficially by the beneficial owner.

Our Chief Legal Officer or legal department, in consultation with appropriate members of our board of directors as necessary, will review all incoming stockholder communications (except for mass mailings, product complaints or inquiries, job inquiries, business solicitations and patently offensive or otherwise inappropriate material) and, if appropriate, will route such communications to the appropriate member or members of our board of directors, or if none is specified, to the chairperson of our board of directors or the lead independent director if there is not an independent chairperson of our board of directors.

Our Chief Legal Officer or legal department may decide in the exercise of their or its judgment whether a response to any stockholder communication is necessary and shall provide a report to our nominating and corporate governance committee on a quarterly basis of any stockholder communications received for which the Chief Legal Officer or legal department has responded. This procedure for stockholder communications with non-management members of our board of directors is administered by our nominating and corporate governance committee.

This procedure does not apply to (i) communications to non-management directors from our officers or directors who are stockholders or (ii) stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act, which are discussed further in the section titled “What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?—Stockholder Proposals” above in this proxy statement.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

Our board of directors has adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of our directors and director candidates, including independence standards, and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers, as well as contractors, consultants, agents, brokers, distributors or other intermediaries acting on our behalf. The full text of our Code of Business Conduct and Ethics is posted on our website at ir.spire.com. We will disclose any amendments to our Code of Business Conduct and Ethics or any waivers of the requirements of our Code of Business Conduct and Ethics for directors and executive officers on the same website or in filings under the Exchange Act.

Transactions in the Company’s Securities and Prohibition on Hedging and Pledging

Our insider trading policy prohibits all of our officers, directors, and employees from trading in our securities (or securities of any other company with which we do business) while in possession of material non-public information, other than in connection with a Rule 10b5-1 plan adopted in compliance with the policy. A copy of our insider trading policy is included as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. In addition, with regard to trading by the Company in its own securities, it is our policy to comply with the federal securities laws and the applicable exchange listing requirements.

Under our insider trading policy, our officers, directors, and employees may not (i) trade in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities (other than stock options and other compensatory equity awards issued to such persons by Spire), including any hedging or similar transaction designed to decrease the risks associated with holding our common stock, (ii) pledge our securities as collateral for loans, or (iii) hold our securities in margin accounts.

In addition, before any of our directors or executive officers engages in certain transactions involving our securities, such director or executive officer must obtain pre-clearance and approval of the transaction from a compliance officer of the Company.

Executive Compensation Recoupment Policy

Effective August 2, 2023, the compensation committee approved a Compensation Recovery Policy (the “Clawback Policy”), in compliance with the listing standards of the NYSE. The Clawback Policy provides that promptly following an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws (including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period), the compensation committee will determine the amount of the excess of the amount of incentive-based compensation received by Section 16 officers during the three completed fiscal years immediately preceding the required restatement date over the amount of incentive-based compensation that otherwise would have been received had it been determined based on the restated amounts, computed without regard to any taxes paid. The Company will provide each such officer with a written notice of such amount and a demand for repayment or return. If such repayment or return is not made within a reasonable time, the Clawback Policy provides that the Company will recover the erroneously awarded compensation in a reasonable and prompt manner using any lawful method, subject to limited exceptions as permitted by the listing standards of the NYSE. The applicable officer shall also be required to reimburse the Company for any and all expenses (including legal fees) reasonably incurred by the Company in recovering such erroneously awarded compensation.

Equity Award Timing Policies and Practices

We do not grant equity awards in anticipation of the release of material non-public information, and we do not time the release of material non-public information based on equity award grant dates or for the purpose of affecting the value of executive compensation. In addition, we do not take material non-public information into account when determining the timing and terms of such awards. Although we do not have a formal policy with respect to the timing of our equity award grants, the compensation committee has typically granted such awards on a predetermined annual schedule.

Role of Board in Risk Oversight Process

Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance, and reputational, in the pursuit and achievement of our strategic objectives. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day oversight and management of strategic, operational, legal and compliance, cybersecurity, and financial risks, while our board of directors, as a whole and assisted by its committees, has responsibility for the oversight of our risk management framework, which is designed to identify, assess, and manage risks to which our Company is exposed, as well as to foster a corporate culture of integrity. Consistent with this approach, our board of directors regularly reviews our strategic and operational risks in the context of discussions with management, question and answer sessions, and reports from the management team at each regular board meeting. Our board of directors also receives regular reports on all significant committee activities at each regular board meeting and evaluates the risks inherent in significant transactions.

In addition, our board of directors has tasked designated standing committees with oversight of certain categories of risk management. Our audit committee assists our board of directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures and legal and regulatory compliance. Our audit committee also, among other things, discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management, as well as potential conflicts of interest. Our compensation committee assesses risks arising from our compensation philosophy and practices applicable to all employees to determine whether they encourage excessive risk-taking and evaluates policies and practices that could mitigate such risks. Our nominating and corporate governance committee assesses risks relating to our corporate governance practices and the independence of the board of directors.

Our board of directors believes its current leadership structure supports the risk oversight function of the board of directors.

Director Compensation

Director Compensation Policy

We have an Outside Director Compensation Policy (the “director compensation policy”). Under the director compensation policy, each non-employee director will receive the cash and equity compensation for board services described below. We also will reimburse our non-employee directors for reasonable, customary, and documented travel expenses to meetings of our board of directors or its committee and other expenses.

Maximum Annual Compensation Limit

Our director compensation policy provides that in any fiscal year, no non-employee director may be granted equity awards (based on grant date fair value determined in accordance with U.S. generally accepted accounting principles (“GAAP”), and be provided any other compensation, including without limitation cash retainers or fees in amounts that, in the aggregate, exceed $750,000, provided that such amount is increased to $1,000,000 in the fiscal year of initial service as a non-employee director. Equity awards granted or other compensation provided to a non-employee director for services provided as an employee or consultant (other than a non-employee director) will not count toward this annual limit. The maximum limit does not reflect the intended size of any potential compensation or equity awards to our non-employee directors.

Cash Compensation

Under our director compensation policy, each non-employee director is paid an annual cash retainer of $35,000, which was increased from $30,000 effective May 28, 2025, and the non-employee director who serves as the chairperson or the lead director, as applicable, of our board of directors is eligible to earn an additional annual fee of $20,000. Moreover, each non-employee director who serves as a chair of one of our committees is eligible to receive an additional annual fee as follows: $25,000 for the audit committee chair, $15,000 for the compensation committee chair, and $10,000 for the nominating and corporate governance committee chair. Each non-employee director who serves as a member of one of our committees, excluding the chairs, is eligible to receive an additional fee as follows: $15,000 for each audit committee member, $6,500 for each compensation committee member, and $4,000 for each nominating and corporate governance committee member.

Cash retainers and fees to our non-employee directors are paid quarterly in arrears.

Equity Compensation

Initial Award. Pursuant to our director compensation policy, on the first trading day on or after the date that a person first becomes a non-employee director, such person will receive an initial award of restricted stock units (“RSUs”) with an aggregate grant date fair value, determined in accordance with GAAP, equal to $275,000 (with any fractional share rounded down) (the “Initial Award”). The Initial Award will be scheduled to vest in three, equal installments on each of the one-, two-, and three-year anniversaries of the Initial Award’s grant date, in each case subject to continued services to us through the applicable vesting date. If the person was a member of our board of directors and also an employee, then becoming a non-employee director due to termination of employment will not entitle the person to an Initial Award. The number of shares subject to an Initial Award will be determined by dividing the grant date fair value amount by the closing sales price of a share of our Class A common stock on the grant date of the Initial Award (or, if no closing sales price was reported on that date, on the last trading day such closing sales price was reported), with the number of shares subject to the Initial Award, if any fractional share results, rounded down to the nearest whole share.

Annual Award. On the first trading day immediately after the date of each annual meeting of our stockholders, each non-employee director who has served as a non-employee director for at least six months through the date of such annual meeting will receive automatically an annual award of RSUs with an aggregate grant date fair value, determined in accordance with GAAP, equal to $175,000 (with any fractional share rounded down) (the “Annual Award”). Each Annual Award will be scheduled to vest in full on the earlier of the one-year anniversary of the grant date, or the date of the next annual meeting following the grant date, subject to continued services to us through the applicable vesting date. The number of shares subject to an Annual Award will be determined by dividing the grant date fair value amount by the closing sales price of a share of our Class A common stock on the grant date of the Annual Award (or, if no closing sales price was reported on that date, on the last trading day such closing sales price was reported), with the number of shares subject to the Annual Award, if any fractional share results, rounded down to the nearest whole share.

Change in Control. In the event of a change in control, as defined in the 2021 Equity Incentive Plan (the “2021 Plan”), each non-employee director’s then-outstanding equity awards covering shares of our Class A common stock that were granted to him or her while a non-employee director will accelerate vesting in full.

Other Award Terms. Each Initial Award and Annual Award will be granted under the 2021 Plan (or its successor plan, as applicable) and form of award agreement under such plan.

Stock Awards in Lieu of Cash Retainers. Our director compensation policy allows non-employee directors to elect to convert 100% of their cash retainer fees with respect to services to be performed in the next fiscal year of ours into an award of shares of our Class A common stock (each, a “Retainer Award”) in accordance with the election procedures under our director compensation policy. Retainer Awards will be granted automatically on the first trading day immediately following each of the four fiscal quarters in the applicable fiscal year, subject to the non-employee director’s continued service with us through such date. The number of shares subject to a Retainer Award will be determined by dividing the amount of cash retainer fees otherwise payable for the most recently completed fiscal quarter described above applicable to the non-employee director, by the closing sales price of a share of our Class A common stock on the grant date of the Retainer Award (or, if no closing sales price was reported on that date, on the last trading day such closing sales price was reported), with the number of shares subject to the Retainer Award, if any fractional share results, rounded down to the nearest whole share.

Stock Option in Lieu of Restricted Stock Units and Cash Retainers. Our director compensation policy also allows non-employee directors to elect to receive their Initial Award or Annual Award, as applicable, in the form of stock options to purchase shares of our Class A common stock, in accordance with the election procedures under our director compensation policy. In the case of Annual Awards, any election by the non-employee director will be required to be made for the next calendar year, and in the case of Initial Awards, any election by the non-employee director will be required to be made within a specified period in connection with such individual first becoming a non-employee director. Each stock option award will cover that number of shares of our Class A common stock that results in a grant date fair value, determined in accordance with GAAP, that is equal to the value of the Initial Award or Annual Award as described above (with the number of shares subject to such award, if any fractional share results, rounded down to the nearest whole share), and have the same vesting schedule that applies to the Initial Annual or Annual Award, as applicable, as described above.

Further, any non-employee director who has both an election in place to receive stock options in lieu of RSUs for the Annual Award and an election in place to receive cash retainer fees in the form of a Retainer Award, automatically will receive Retainer Awards in the form of stock options. The number of shares of our Class A common stock subject to each such stock option award will be determined as such number of shares, based on the closing sales price of a share of our Class A common stock on the date of the grant of the Retainer Award (or, if no closing sales price was reported on that date, on the last trading day such closing sales price was reported), that would result in a grant date fair value, determined in accordance with GAAP, of the stock option being equal to the cash retainer fees otherwise payable for the most recently completed fiscal quarter described above applicable to the non-employee director (with the number of shares subject to the Retainer Award, if any fractional share results, rounded down to the nearest whole share). Each such Retainer Award granted as stock options will be fully vested and exercisable on its grant date.

Each stock option described above granted under our director compensation policy will have a per share exercise price equal to 100% of the fair market value of a share of our Class A common stock on the award’s grant date, and a maximum term to expiration of 10 years from the grant date.

Director Compensation Table for Fiscal Year 2025

The following table provides information regarding compensation of our non-employee directors for service as directors, for the year ended December 31, 2025. Directors who are also our employees receive no additional compensation for their service as directors. During 2025, our employee directors, Mr. Platzer and Ms. Condor, did not receive any compensation for their services as directors. See “Executive Compensation” for additional information regarding Mr. Platzer’s and Ms. Condor’s compensation.

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total
Joan Amble	$59,750	$174,999	$—	$—	$—	$—	$234,749
Dirk Hoke	$59,750	$—	$130,766	$—	$—	$—	$190,516
Stephen Messer	$65,000	$174,999	$—	$—	$—	$—	$239,999
William Porteous	$95,692	$174,999	$—	$—	$—	$—	$270,691
Toni Rinow	$10,870	$274,987	$—	$—	$—	$—	$285,857

__________

(1)

The amounts reported represent the cash retainer amounts received and, for those directors who elected to receive all or a portion of their cash retainers in the form of stock or option awards, the value of the equity award on the date of grant.

(2)

The amounts reported represent the aggregate grant-date fair value of the RSUs awarded to the director in 2025, computed in accordance with FASB ASC Topic 718, Stock Compensation (“ASC 718”), disregarding forfeiture assumptions. These amounts do not reflect the actual economic value that may be realized by the non-employee directors, and there can be no assurance that these amounts will ever be realized by the non-employee directors.

(3)

The amounts reported represent the aggregate grant-date fair value of stock options awarded to the director in 2025, computed in accordance with ASC 718. For discussion of the assumptions used in calculating the dollar amount recognized for financial statement reporting purposes of the awards reported in this column, see Note 11 to our consolidated financial statements in the Annual Report on Form 10-K for the year ended December 31, 2025.

The following table lists all outstanding equity awards held by our non-employee directors as of December 31, 2025:

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options		Option Exercise Price Per Share ($)	Option Expiration Date	Number of Securities Underlying Unvested Stock Awards
Joan Amble	6/5/2025	—		—	—	15,909	(3)
Dirk Hoke	11/15/2021	12,246	(1)	43.20	11/15/2031	—
	6/2/2022	22,389	(1)	13.92	6/2/2032	—
	6/14/2023	61,446	(1)	5.37	6/14/2033	—
	6/5/2024	33,901	(1)	10.17	6/5/2034	—
	6/5/2025	21,650	(2)	11.00	6/5/2035	—
Stephen Messer	4/1/2019	762	(1)	14.80	4/1/2029	—
	2/18/2021	22,852	(1)	26.32	2/18/2031	—
	6/5/2025	—		—	—	15,909	(3)
William Porteous	6/5/2025	—		—	—	15,909	(3)
Toni Rinow	10/13/2025	—		—	—	21,517	(4)

____________

(1)	The shares of our Class A common stock underlying this option are fully vested and immediately exercisable.
(2)	The shares of our Class A common stock underlying this option fully vest on June 5, 2026, subject to Mr. Hoke’s continued role as a service provider to us.
(3)	The shares of our Class A common stock underlying this RSU fully vest on June 5, 2026, subject to the applicable director’s continued role as a service provider to us.
(4)	The shares of our Class A common stock underlying these RSUs vest 1/3 annually commencing on October 13, 2026, subject to Dr. Rinow’s continued role as a service provider to us.

Proposal No. 2—Advisory Vote on the FREQUENCY OF FUTURE STOCKHOLDER ADVISORY VOTES ON THE Compensation Paid to our Named Executive Officers

Section 14A of the Exchange Act provides our stockholders with the opportunity to indicate, on a non-binding advisory basis, how frequently we should hold future advisory say-on-pay votes. Accordingly, the board of directors is asking our stockholders to express their preference as to the frequency with which we should present future say-on-pay votes to stockholders. Stockholders may select a frequency of every one, two or three years, or they may abstain from voting.

Now that we are no longer an emerging growth company, we are required to hold this say-on-pay frequency vote at least once every six calendar years. The board of directors currently believes that an annual say-on-pay vote will allow stockholders to provide the board of directors and the compensation committee with more meaningful and direct input into our executive compensation philosophy, policies and programs and will foster more useful communication with stockholders by providing a clear and timely means to express any concerns and questions. We have in the past been, and will in the future continue to be, engaged with our stockholders on a number of topics and in a number of forums. Thus, we view the say-on-pay vote as an additional, but not exclusive, opportunity for our stockholders to communicate with us regarding their views on our executive compensation. Stockholders are not being asked to approve or disapprove of the board of directors’ recommendation, but rather to indicate their own choice as among the frequency alternatives.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE OPTION OF “ONE YEAR” IN THE Advisory Vote on the FREQUENCY OF FUTURE STOCKHOLDER ADVISORY VOTES ON THE Compensation Paid to our Named Executive Officers.

Vote Required

Our stockholders may cast their vote on their preferred voting frequency by choosing the option of one year, two years, three years or by abstaining from voting. The option of one year, two years, or three years that receives the highest number of votes cast by stockholders will be considered our stockholders’ preferred frequency for future say-on-pay votes. However, because this vote is advisory and not binding on the board of directors or us, the board of directors may decide that it is in the best interests of our stockholders and us to hold future say-on-pay votes more or less frequently than the option preferred by our stockholders.

Proposal No. 3—Advisory Vote on the Compensation Paid to our Named Executive Officers

We are providing stockholders the opportunity to cast an advisory vote on named executive officer compensation as required by Section 14A of the Exchange Act. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers. See “Executive Compensation” in this proxy statement for additional information regarding our named executive officers and the compensation paid to them in 2025.

This vote is not intended to address any specific item of compensation but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we are asking our stockholders to approve the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders of the Company approve, on a non-binding, advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE Advisory Vote on the Compensation Paid to our Named Executive Officers.

Vote Required

The approval, in an advisory (non-binding) vote, of the compensation paid to our named executive officers requires the affirmative “For” vote of a majority of the voting power of the shares of our common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote thereon. Broker non-votes will have no effect on the outcome of this vote.

Although the outcome of this vote is not binding, our board of directors and our compensation committee value the opinion of our stockholders and will consider the results of the vote on this proposal when setting future compensation for our named executive officers.

EXECUTIVE COMPENSATION

Executive Officers

The following table identifies certain information about our executive officers as of April 2, 2026. Our executive officers are appointed by, and serve at the discretion of, our board of directors.

Name	Age	Position
Theresa Condor	45	President, Chief Executive Officer, and Director
Alison Engel	55	Chief Financial Officer
Celia Pelaz	48	Chief Operating Officer
Peter Platzer	56	Executive Chairman
David Myers	41	Chief Legal Officer and Secretary
Gabriel Oehme	57	Chief Technology Officer

For Mr. Platzer’s and Ms. Condor’s biographies, see “Continuing Directors.”

Alison Engel has served as our Chief Financial Officer since April 2025. Before joining Spire, Ms. Engel served as the Chief Financial Officer of LeaseAccelerator, Inc., a software-as-a-service company, from January 2023 to August 2024. Prior to that, Ms. Engel served as Chief Financial Officer and Treasurer of Gannett Co., Inc., a diversified media company, from January 2015 to April 2020, and of DallasNews Corporation (formerly A.H. Belo Corporation), a media holding company, from February 2008 to December 2014. Ms. Engel holds an M.P.A. and a B.B.A. in Accounting and Business from the University of Texas at Austin.

Celia Pelaz has served as our Chief Operating Officer since January 2025. Ms. Pelaz joined Spire from HENSOLDT AG, where she served as Chief Operating Officer from April 2024 to August 2024, a member of the Management Board from July 2021 to August 2024, Chief Strategy Officer from July 2021 to March 2024, and Head of Spectrum Dominance & Airborne Solutions Division from April 2018 to August 2022. HENSOLDT AG was carved out of Airbus Group in 2017 and focuses on sensor technologies for defense and security missions. Ms. Pelaz holds a degree in Industrial Technical Engineering from Cámarabilbao University Business School.

David Myers has served as our Chief Legal Officer and Secretary since January, 2026. Previously, Mr. Myers was with Spirit AeroSystems Holdings, Inc., a non-OEM manufacturer of aerostructures, where he served as Vice President, General Counsel and Corporate Secretary from November 2024 to December 2025, Deputy General Counsel from May 2024 to November 2024, and Associate General Counsel from August 2021 to May 2024. Prior to that, he served as Senior Corporate Counsel and Assistant Secretary at The Greenbrier Companies, Inc., which designs, manufactures and markets railroad freight car equipment and services, from January 2020 to August 2021. Before joining The Greenbrier Companies, Inc., he served in various in-house and law firm counsel positions. Mr. Myers holds a J.D. from Willamette University, an LL.M. in Tax from the University of Washington, and a B.A. in political science from Brigham Young University.

Gabriel Oehme has served as our Chief Technology Officer since September 2025. Mr. Oehme joined Spire from Aerotech Peissenberg, an aerospace manufacturing company specializing in precision machining at scale, where he served as Managing Director and Chief Commercial Officer from March 2021 to December 2024. Prior to that, he held leadership roles in operations, business development, procurement, and sales with Airbus SAS from April 1999 to February 2021. Mr. Oehme holds a Master’s degree in Economics from RWTH Aachen University and a Master’s degree in Mechanical Engineering from FAU Erlangen-Nürnberg.

Executive Compensation Program

Overview

This section discusses our executive compensation objectives and policies, forms of compensation, and compensation related to services in 2025 paid to or earned by our named executive officers (the “named executive officers” or “NEOs”). The named executive officers for 2025 were:

•
Theresa Condor, our President, Chief Executive Officer, and member of the board of directors;
•
Gabriel Oehme, our Chief Technology Officer; and
•
Celia Pelaz, our Chief Operating Officer.

Compensation Objectives and Process

The compensation committee has designed the Company’s executive compensation program with a strategy to facilitate its ability to attract, retain, reward, and motivate a high performing executive team. The Company’s compensation philosophy is based on a motivational plan to provide pay-for-performance (at both the individual and Company levels), to enable the Company’s executive team to achieve the Company’s objectives successfully.

Our compensation programs are designed to:

•
attract and retain individuals with superior ability and managerial experience;
•
align executive officers’ incentives with our corporate strategies, business objectives and the long-term interests of our stockholders; and
•
increase the incentive to achieve key strategic performance measures by linking incentive award opportunities to the achievement of performance objectives and by providing a portion of total compensation for executive officers in the form of ownership in the Company.

The compensation committee is primarily responsible for establishing and approving the compensation for all of our executive officers. The compensation committee oversees our compensation and benefit plans and policies, oversees and administers our equity incentive plans and reviews and approves annually all compensation decisions relating to all of our executive officers, including our Chief Executive Officer. The compensation committee considers recommendations from our Chief Executive Officer regarding the compensation of our executive officers other than herself. Our compensation committee has the authority under its charter to engage the services of a consulting firm or other outside advisor to assist it in designing our compensation programs and in making compensation decisions.

Role of Compensation Consultant

In 2025, the compensation committee engaged Compensia, Inc. (“Compensia”), as its independent compensation consultant. Compensia advised the compensation committee on executive and director compensation matters, including the competitiveness of our executive compensation program, peer group composition, and market trends; compensation levels for our named executive officers; the design of our compensation programs (including incentive plans, equity awards, retention strategies, stock ownership guidelines, and severance and change-in-control arrangements); and non-employee director compensation.

Conflict of Interest Assessment

The compensation committee conducts an annual assessment of its consultant’s independence. In 2025, Compensia provided services only to the compensation committee and received no other fees from the Company. The compensation committee determined that Compensia’s work did not raise any conflicts of interest under SEC rules or Nasdaq listing standards.

Compensia attended compensation committee meetings, presented its analyses and recommendations, and consulted with compensation committee members and management as needed.

Compensation Decisions for 2025

Annual Base Salary

The compensation committee reviews and approves salaries for the Chief Executive Officer and each of our other executive officers on an annual basis or at other times as necessary to accommodate the hiring of new employees, a change in responsibilities, promotions or other considerations. The compensation committee establishes and changes annual base salary based on a number of factors, including but not limited to job responsibilities, individual industry experience, position, changes in responsibilities, individual performance, our overall Company performance, and peer-group data for comparable positions. No predetermined weight is given to any of the above factors.

Effective January 1, 2025, Ms. Condor’s annual base salary was increased to €472,000 in connection with her promotion to Chief Executive Officer, and Mr. Platzer’s annual base salary was decreased to €300,000 in connection with his transition to Executive Chairman.

In February 2025, the compensation committee reviewed the base salaries for the Chief Executive Officer and each of our other executive officers. At that time, it was determined by the compensation committee that no base salary increases would be made.

In May 2025, the compensation committee reviewed the base salary for the Chief Executive Officer and competitive market data, market conditions and individual performance, and approved an annual base salary increase to €490,000. See the “Summary Compensation Table for Fiscal Year 2025” and footnotes for additional information on each named executive officer's annual base salary.

Effective September 1, 2025, Mr. Oehme’s annual base salary was increased to €375,000 in connection with his promotion to Chief Technology Officer.

Annual Cash Incentive Program

In February 2025, the Compensation Committee approved the annual short-term incentive bonus program for the NEOs, which is based entirely on the achievement of Company financial metrics. The program is weighted equally between (i) cash, cash equivalents, and marketable securities and (ii) revenue. For the year ended December 31, 2025, the cash, cash equivalents, and marketable securities metric had a target of $100 million, and the revenue metric had a target of $80 million. Payouts are determined based on the percentage of each performance level achieved.

The compensation committee also established the target percentage by which the base salary of each named executive officer would be multiplied in order to determine the dollar amount that would be multiplied by the weighted percentage payout level applicable to each named executive officer following determination of such based on actual performance. The target amount for each named executive officer is set forth below:

Named Executive Officer	Target % of 2025 Annual Base Salary
Theresa Condor	100%
Gabriel Oehme	75%
Celia Pelaz	70%

In February 2026, the compensation committee determined the degree to which cash and revenue were achieved. The compensation committee determined that:

•
Cash, cash equivalents and marketable securities was $81.8 million as of December 31, 2025, resulting in 81.8% of target; and
•
Revenue was $71.6 million for the year ended December 31, 2025, resulting in 88.2% of target.

As a result, the weighted calculation was 85% of target, resulting in annual cash incentive bonus payouts of €400,044 for Ms. Condor, €136,596 for Mr. Oehme, and €251,608 for Ms. Pelaz. Bonus payouts for Mr. Oehme and Ms. Pelaz were prorated based on each individual's period of employment during the year.

Equity Awards

A key component of an executive officer’s compensation is equity incentive awards, which are critical to focusing our executives on the Company’s long-term growth and creating stockholder value. The compensation committee grants equity awards under the 2021 Plan.

In February 2025, the compensation committee, as part of its annual review of executive compensation, approved grants of RSUs to Ms. Condor, which were granted effective May 28, 2025, and vest in equal 1/12th installments on a monthly basis beginning June 20, 2025. In addition, Ms. Condor received an additional grant of 468,000 RSUs, effective May 28, 2025, which vest in equal 1/12th installments on a quarterly basis beginning August 20, 2025.

On January 6, 2025 Ms. Pelaz received a new-hire grant of 150,000 RSUs, which 1/4th of the total shares vested on February 20, 2026, with 1/12th of the remaining shares vesting quarterly thereafter, commencing May 20, 2026.

On February 4, 2025, Mr. Oehme received a new-hire grant of 100,000 RSUs, which 1/4th of the total shares vested on February 20, 2026, with 1/12th of the remaining shares vesting quarterly thereafter, commencing May 20, 2026. In addition, Mr. Oehme received an additional grant of 50,000,which 1/4th of the total shares will vest on November 20, 2026, with 1/12th of the remaining shares vesting quarterly thereafter commencing February 20, 2027.

The following sets forth the RSUs granted in 2025 to the NEOs:

Name	Grant Date	Number of RSUs Granted
Theresa Condor	5/28/2025	30,000
	5/28/2025	468,000
Gabriel Oehme	2/4/2025	100,000
	8/27/2025	50,000
Celia Pelaz	1/6/2025	150,000

Other Compensation

Other compensation arrangements provided to our executive officers in 2025 include, for Ms. Condor, personal travel and tax preparation services in the amount of $17,524.

Summary Compensation Table for Fiscal Year 2025

The following table presents information regarding compensation earned by or awarded to our named executive officers during the years ended December 31, 2025 and 2024.

Name and Principal Position	Year	Salary		Bonus	Stock Awards (1)	Non-Equity Incentive Plan Compensation	All Other Compensation		Total
Theresa Condor President and Chief Executive Officer	2025	$564,525	(2)	$—	$5,363,460	$468,051	$17,524	(6)	$6,413,560
	2024	$434,590	(3)	$—	$2,231,100	$—	$15,241	(6)	$2,680,931
Gabriel Oehme Chief Technology Officer	2025	$410,865	(5)	$—	$2,353,500	$159,817	$—		$2,924,182
Celia Pelaz Chief Operating Officer	2025	$497,510	(4)	$—	$2,278,500	$294,382	$—		$3,070,392

____________

(1)

The amounts reported in this column represent the aggregate grant date fair value of the RSUs granted to each named executive officer, computed in accordance with ASC 718. The grant date fair value of the RSUs was calculated based on the closing price of our Class A common stock on the date of grant or, if the grant was not a trading day, the closing price on the last market trading day prior to the date of grant, and does not take into account any estimated forfeitures related to time-based vesting conditions. See the “Outstanding Equity Awards at 2025 Year-End” table for additional details of the RSU grants.

(2)

Ms. Condor’s annual base salary is paid in Euros. Ms. Condor’s annual base salary in 2025 was €472,000 and rose to €490,000 on May 28, 2025. The amount shown reflects the aggregate translation of salary paid in Euro to USD based on the average exchange rate applicable for each monthly pay period.

(3)

Ms. Condor’s annual base salary is paid in Euros. Ms. Condor’s annual base salary in 2024 was €392,157 and rose to €422,000 on September 1, 2024. The amount shown reflects the aggregate translation of salary paid in Euro to USD based on the average exchange rate applicable for each monthly pay period.

(4)

Ms. Pelaz’s annual base salary is paid in Euros. Ms. Pelaz’s annual base salary in 2025 was €430,000. The amount shown reflects the aggregate translation of salary paid in Euro to USD based on the average exchange rate applicable for each monthly pay period.

(5)

Mr. Oehme’s annual base salary is paid in Euros. Mr. Oehme’s annual base salary in 2025 was €345,000 and rose to €375,000 on September 1, 2025. The amount shown reflects the aggregate translation of salary paid in Euro to USD based on the average exchange rate applicable for each monthly pay period.

(6)	Amount reflects personal travel, tax preparation services, parking, and meal allowances.

Outstanding Equity Awards at 2025 Year-End

The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2025:

		Option Awards (1)					Stock Awards (4)
Name	Grant Date	Number of Shares Underlying Options Exercisable		Number of Shares Underlying Options Unexercisable	Option Exercise Price ($) (2)	Option Expiration Date (3)	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested ($) (5)
Theresa Condor	6/29/2016	2,285	(6)	—	7.04	6/28/2026	—		—
	6/29/2016	18,282	(6)	—	7.04	6/28/2026	—		—
	11/15/2016	554	(6)	—	7.84	11/14/2026	—		—
	11/15/2016	820	(6)	—	7.84	11/14/2026	—		—
	3/8/2017	1,975	(6)	—	7.84	3/7/2027	—		—
	3/21/2018	82,835	(6)	—	14.80	3/20/2028	—		—
	11/13/2018	1,186	(6)	—	14.80	11/12/2028	—		—
	11/12/2019	6,855	(6)	—	15.60	11/11/2029	—		—
	11/2/2020	23,498	(6)	—	17.36	11/1/2030	—		—
	11/11/2020	10,283	(6)	—	17.36	11/10/2030	—		—
	2/18/2021	15,895	(6)	—	26.32	2/17/2031	—		—
	2/4/2022	—		—	—	—	8,687	(7)	65,153
	4/14/2023	—		—	—	—	37,734	(8)	283,005
	3/7/2024	—		—	—	—	23,125	(9)	173,438
	5/28/2025	—		—	—	—	12,500	(10)	93,750
	5/28/2025	—		—	—	—	390,000	(11)	2,925,000
Gabriel Oehme	2/4/2025	—		—	—	—	100,000	(12)	750,000
	8/27/2025	—		—	—	—	50,000	(13)	375,000
Celia Pelaz	1/6/2025	—		—	—	—	150,000	(12)	1,125,000

(1)	Each of the outstanding option awards listed was granted pursuant to the Spire Global, Inc. 2012 Stock Option and Grant Plan.
(2)	Represents the grant date fair value of a share of our Class A common stock, as determined by our board of directors.
(3)	Each option expiration date is the date 10 years after the grant date, with earlier expiration in the event of termination of service.
(4)	Each of the stock awards listed was granted pursuant to the 2021 Plan.
(5)	The market value of each stock award listed is based on the closing market price per share of our Class A common stock on the NYSE on December 31, 2025.
(6)	The shares underlying this option are fully vested and immediately exercisable.
(7)	RSU award pursuant to which 1/4th of the total shares vest quarterly, commencing May 20, 2025, subject to the officer’s continued role as a service provider to us.
(8)	RSU award pursuant to which 1/16th of the total shares vest quarterly, commencing May 20, 2023, subject to the officer’s continued role as a service provider to us.
(9)	RSU award pursuant to which 1/8th of the total shares vest quarterly, commencing May 20, 2024, subject to the officer’s continued role as a service provider to us.
(10)	RSU award pursuant to which 1/12th of the total shares vest monthly, commencing June 20, 2025, subject to the officer’s continued role as a service provider to us.
(11)	RSU award pursuant to which 1/12th of the total shares vest quarterly commencing, August 20, 2025, subject to the officer’s continued role as a service provider to us.
(12)

RSU award pursuant to which 1/4th of the total shares vested on February 20, 2026, with 1/12th of the remaining shares vesting quarterly thereafter, commencing May 20, 2026, subject to the officer’s continued role as a service provider to us.

(13)

RSU award pursuant to which 1/4th of the total shares vested on November 20, 2026, with 1/12th of the remaining shares vesting quarterly thereafter commencing February 20, 2027, subject to the officer’s continued role as a service provider to us.

Executive Compensation Arrangements

Theresa Condor

On December 19, 2024, Ms. Condor and Spire Global Germany GmbH entered into a restated Employment Contract (the “Restated Condor Agreement”) that amended and restated Ms. Condor’s Employment Contract, which was entered into on October 1, 2023 and subsequently amended and restated effective November 27, 2023. The Restated Condor Agreement was effective January 1, 2025, the effective date of Ms. Condor’s appointment as Chief Executive Officer of the Company.

The Restated Condor Agreement provides Ms. Condor with an annual base salary of €472,000 and a target annual cash bonus opportunity of 100% of her annual base salary based on the achievement of performance goals approved by the Compensation Committee. Additionally, Ms. Condor is eligible to receive annual equity grants under and pursuant to the terms of the 2021 Plan.

Gabriel Oehme

On November 24, 2024, Mr. Oehme and Spire Global Germany GmbH entered into an Employment Contract (the “Oehme Agreement”). The Oehme Agreement provides Mr. Oehme with an annual base salary of €345,000 and a target annual cash bonus opportunity of 30% of his annual base salary based on the achievement of performance goals approved by the Compensation Committee. On September 1, 2025 Mr. Oehme’s annual base salary increased to €375,000 and his target annual cash bonus opportunity increased to 75% of his annual base salary based on the achievement of performance goals approved by the Compensation Committee. Additionally, Mr. Oehme is eligible to receive annual equity grants under and pursuant to the terms of the 2021 Plan.

Celia Pelaz

On December 3, 2024, Ms. Pelaz and Spire Global Germany GmbH entered into an Employment Contract (the “Pelaz Agreement”). The Pelaz Agreement provides Ms. Pelaz with an annual base salary of €430,000 and a target annual cash bonus opportunity of 70% of her annual base salary based on the achievement of performance goals approved by the Compensation Committee. Additionally, Ms. Pelaz is eligible to receive annual equity grants under and pursuant to the terms of the 2021 Plan.

Potential Payments Upon Termination or Change in Control

The Restated Condor Agreement and the Pelaz Agreement provide for severance pay and benefits in the event the executive’s employment is terminated by the Company without Cause (as defined in the respective employment agreements) or due to the executive’s resignation for Good Reason (as defined in the respective employment agreements), with such terminations referred to as a “Qualifying Termination.”

The Restated Condor Agreement and the Pelaz Agreement provide that if the executive’s employment is terminated as the result of a Qualifying Termination, and the termination date occurs before a Change in Control (as defined in the 2021 Plan) or after the period that begins on the date of a Change in Control during the term and ends on the 18 month anniversary of such Change in Control (the “Change in Control Period”), then the Company shall, in addition to paying executive’s base salary and other compensation earned through the termination date:

•
pay to the executive as severance pay an amount equal to 100% of executive’s annualized base salary as of the termination date (or annualized base salary as of immediately prior to a material reduction of such base salary), less all legally required and authorized deductions and withholdings, payable in a lump sum on the first regular payroll date immediately following the termination date (the “Non-CIC Severance Payment”);
•
pay to the executive as additional severance pay an amount equal to 100% of executive’s target annual cash bonus for the fiscal year in which the termination date occurs, less all legally required and authorized deductions and withholdings, payable in a lump sum on the Company’s first regular payroll date immediately following the termination date (the “Non-CIC Bonus Payment”);
•
pay to the executive as additional severance a lump sum cash payment equal to 100% of executive’s group health insurance coverage with the Company, at the same level of coverage that was in effect as of the termination date, for a period of 12 months, less all legally required and authorized deductions and withholdings, payable in a lump sum on the Company’s first regular payroll date immediately following the termination date (the “Non-CIC Benefits Continuation Payment”); and
•
pay up to $15,000 under the restated Condor Agreement, or €15,000 under the Pelaz Agreement, for outplacement services by an outplacement services provider selected by the executive, with any such amount payable by the Company directly to the outplacement services provider or reimbursed to the executive, in either case subject to submission of appropriate receipts before the 12 month anniversary of the termination date (the “Outplacement Payments”).

The Restated Condor Agreement also provide that in the case of such a termination, Ms. Condor’s then-outstanding equity awards will accelerate and immediately become fully vested, and the period to exercise any award will become the expiration date of such award, as applicable.

The Restated Condor Agreement and the Pelaz Agreement provide that if the executive’s employment is terminated as the result of a Qualifying Termination, and the termination date occurs during the Change in Control Period, then the Company shall, in addition to paying executive’s base salary and other compensation earned through the termination date:

•
pay to the executive as severance an amount equal to the sum of (i) 150% of executive’s annualized base salary as of the termination date (or annualized base salary as of immediately prior to a material reduction of such base salary) (the “CIC Severance Payment”), (ii) 150% of the executive’s target annual cash bonus for the fiscal year in which the termination date occurs (the “CIC Bonus Payment”), and (iii) 150% of the executive’s group health insurance coverage with the Company, at the same level of coverage that was in effect as of the termination date, for a period of 18 months (the “CIC Benefits Continuation Payment”), in each case less all legally required and authorized deductions and withholdings, payable in a lump sum on the Company’s first regular payroll date immediately following the termination date; and
•
pay the Outplacement Payments.

The Restated Condor Agreement and the Pelaz Agreement also provide that in the case of such a termination, the executive’s then-outstanding equity awards will accelerate and immediately become fully vested, and the period to exercise any award will become the expiration date of such award, as applicable.

In addition, the Restated Condor Agreement and the Pelaz Agreement provide that if the executive’s employment is terminated as the result of a Qualifying Termination, and a Change in Control occurs within 90 calendar days after the termination date, then the executive shall receive an additional cash payment equal to the sum of: (i) 50% of executive’s annualized base salary as of the termination date (or annualized base salary as of immediately prior to a material reduction of such base salary), (ii) the difference between the CIC Bonus Payment amount and the Non-CIC Bonus Payment amount, and (iii) the difference between the CIC Benefits Continuation Payment and the Non-CIC Benefits Continuation Payment, less all legally required and authorized deductions and withholdings, payable in a single lump sum no later than 10 calendar days after the date of such Change in Control.

Regardless of the manner in which a named executive officer’s service terminates, that named executive officer is entitled to receive amounts earned during his or her term of service, including unpaid salary and accrued but unused vacation, as applicable.

Pay Versus Performance

The following table sets forth additional compensation information of our principal executive officer (“PEO”) and our other NEOs (averaged) along with total shareholder return, and net income (loss) for our 2025 and 2024 fiscal years:

	Summary Compensation Table Total for PEO (1)(2)		Compensation Actually Paid to PEO (1) (2)		Average Summary Compensation Table Total for Non-PEO NEOs (1) (2)	Average Compensation Actually Paid to Non-PEO NEOs (1) (2)	Value of Initial Fixed $100 Investment Based on: Company Total Shareholder Return (3)	Net Income (Loss) (in thousands) (4)
Year	Condor	Platzer	Condor	Platzer
2025	$6,413,560	$—	$4,005,149	$—	$2,997,287	$1,806,287	$95.91	$51,305
2024	$—	$9,381,995	$—	$9,240,139	$3,182,092	$3,547,773	$179.92	$(103,359)

_______________

(1)
Our PEOs and non-PEO NEOs for each reported fiscal year were:

Year	PEO	Non-PEO NEOs
2025	Theresa Condor	Celia Pelaz Gabriel Oehme
2024	Peter Platzer	Theresa Condor Leonardo Basola

(2)
The dollar amounts reported represent the amount of compensation actual paid (“CAP”), as calculated in accordance with Item 402(v) of Regulation S-K and do not affect the actual amounts or compensation earned by or paid to our NEOs during the applicable year. For purposes of calculating CAP, the fair value of equity awards is calculated in accordance with FASB ASC Topic 718 using the same assumption methodologies used to calculate the grant date fair value of awards for purposes of the Summary Compensation Table. A reconciliation of Total Compensation from the Summary Compensation Table to CAP for our PEO and non-PEO NEOs (as an average) is shown below:

	PEO
	2025	2024
Adjustments	Condor	Platzer
Summary Compensation Table	$6,413,560	$9,381,995
Subtract Grant date fair value of equity awards granted in the covered year	5,363,460	8,887,750
Equity award adjustments:
Add Year-end fair value of outstanding and unvested equity awards granted in the covered year	3,018,750	5,386,179
Add Year over year change in fair value of outstanding and unvested equity awards granted in prior years	(209,005)	1,258,494
Add Fair value as of vesting date of equity awards granted and vested in the covered year	808,035	1,657,249
Add Year over year change in fair value of equity awards granted in prior years that vested in the covered year	(662,731)	443,972
Subtract Fair value at the end of the prior year of equity awards that failed to meet vesting conditions in the covered year	—	—
Add dividends or other earnings paid on equity awards in covered year prior to the vesting date that are not otherwise included in Total Compensation for the covered year	—	—
Total equity award adjustments	2,955,049	8,745,894
Compensation Actually Paid	$4,005,149	$9,240,139

	Average Non-PEO
Adjustments	2025	2024
Summary Compensation Table	$2,997,287	$3,182,092
Subtract Grant date fair value of equity awards granted in the covered year	2,316,000	2,762,138
Equity award adjustments:
Add Year-end fair value of outstanding and unvested equity awards granted in the covered year	1,125,000	1,556,494
Add Year over year change in fair value of outstanding and unvested equity awards granted in prior years	—	527,463
Add Fair value as of vesting date of equity awards granted and vested in the covered year	—	648,347
Add Year over year change in fair value of equity awards granted in prior years that vested in the covered year	—	395,515
Subtract Fair value at the end of the prior year of equity awards that failed to meet vesting conditions in the covered year	—	—
Add dividends or other earnings paid on equity awards in covered year prior to the vesting date that are not otherwise included in Total Compensation for the covered year	—	—
Total equity award adjustments	1,125,000	3,127,819
Compensation Actually Paid	$1,806,287	$3,547,773

(3)
Total shareholder return is calculated based on a fixed investment of $100 measured from the market close on December 29, 2023 (the last trading day of 2023) through and including the end of the fiscal year for each year reported in the table.
(4)
The dollar amounts reported represent the amount of net income (loss) reflected in the Company's audited financial statements for the applicable year.

Pay versus Performance Relationship Descriptions

The charts below present a graphical comparison of CAP to our PEO and the average CAP to our non-PEO NEOs set forth in the Pay Versus Performance Table above, as compared against the following performance measures: our (1) total shareholder return (“TSR”), and (2) net income (loss). We believe the CAP in each of the years reported above and over the two-year cumulative period are reflective of the compensation committee’s emphasis on “pay-for-performance” as the CAP fluctuated year-over-year, primarily due to the value of our Class A common stock.

Compensation Actually Paid and Total Shareholder Return

The chart below illustrates the relationship between CAP to our PEO and the average amount of CAP to our non-PEO NEOs, and our cumulative TSR for 2024 and 2025, each as set forth in the Pay Versus Performance Table above. The cumulative TSR amounts in the chart assume an initial investment of $100 as if invested on December 29, 2023.

Relationship Between Compensation Actually Paid and Spire Total Shareholder Return
$10,000
$9,000
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$-
CAP (in thousands)
$200
$180
$160
$140
$120
$100
$80
$60
$40
$20
$-
TSR
2024
2025
PEO CAP (in thousands)
Non-PEO CAP (in thousands)
Spire TSR

Compensation Actually Paid versus Net Income (Loss)

The chart below illustrates the relationship between CAP to our PEO and the average amount of CAP to our non-PEO NEOs, and our net income (loss) for 2024 and 2025, each as set forth in the Pay Versus Performance Table above.

Relationship Between Compensation Actually Paid and Net Income (Loss)
$10,000
$9,000
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$-
CAP (in thousands)
$60,000
$40,000
$20,000
$-
$(20,000)
$(40,000)
$(60,000)
$(80,000)
$(100,000)
$(120,000)
Net Income (Loss) (in thousands)
2024
2025
PEO CAP (in thousands)
Non-PEO CAP (in thousands)
Net Income (Loss) (in thousands)

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes our equity compensation plan information as of December 31, 2025. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders (1)	4,227,890	(2)	$17.82	(3)	1,359,614	(4)

______________

(1) Includes the 2021 Plan and the 2021 Employee Stock Purchase Plan (the “ESPP”).

(2) Consists of 4,227,890 shares subject to options and RSUs that were outstanding as of December 31, 2025 that were issued under the 2012 Plan and the 2021 Plan.

(3) RSUs, which do not have an exercise price, are excluded in the calculation of weighted-average exercise price.

(4) As of December 31, 2025, an aggregate of 1,359,614 shares of common stock were available for issuance under the 2021 Plan and ESPP. The 2021 Plan provides that on the first day of each fiscal year beginning with the 2022 fiscal year, the number of shares of Class A common stock available for issuance thereunder is automatically increased by a number equal to the least of (i) 2,993,875 shares, (ii) 5% of the outstanding shares of Class A common stock as of the last day of our immediately preceding fiscal year, or (iii) such other amount as our board of directors may determine. The ESPP provides that on the first day of each year beginning with the 2022 fiscal year, the number of shares of Class A common stock available for issuance thereunder is automatically increased by a number equal to the least of (a) 598,875 shares, (b) 1% of the outstanding shares of Class A common stock as of the last day of the immediately preceding fiscal year, or (c) such other amount as our board of directors may determine. On January 1, 2026, the number of shares of Class A common stock available for issuance under the 2021 Plan increased by 1,655,390 shares pursuant to this provision and the number of shares of Class A common stock available for issuance under the ESPP increased by 331,078 shares pursuant to this provision. The increases are not reflected in the table above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 2, 2026 for:

•
each of our directors;
•
each of our named executive officers;
•
all of our current directors and executive officers as a group; and
•
each person or group known by us to be the beneficial owner of more than 5% of our Class A or Class B common stock.

We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.

We have based our calculation of the percentage of beneficial ownership on 33,529,765 shares of our Class A common stock and 1,507,325 shares of our Class B common stock outstanding as of April 2, 2026. We have deemed shares of our Class A common stock subject to stock options that are currently exercisable or exercisable within 60 days of April 2, 2026 or issuable pursuant to RSUs which are subject to vesting and settlement conditions expected to occur within 60 days of April 2, 2026, to be outstanding and to be beneficially owned by the person holding the stock option or RSU for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Spire Global, Inc., 8000 Towers Crescent Drive, Suite 1100, Vienna, Virginia 22182. The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.

Beneficial Owner	Number of Class A Shares	%	Number of Class B Shares	%	% of Total Voting Power
More than 5% Shareholder
325 Capital LLC(1)	1,875,000	5.6	—	—	4.0
Directors & Named Executive Officers
Joan Amble(2)	72,422	*	—	—	*
Theresa Condor & Peter Platzer(3)	2,179,578	6.5	1,053,583	69.9	24.8
Dirk Hoke(4)	129,982	*	—	—	*
Stephen Messer(5)	102,098	*	—	—	*
John Martinez	—	*	—	—	*
Gabriel Oehme(6)	18,493	*	—	—	*
Celia Pelaz(7)	27,741	*	—	—	*
William Porteous(8)	948,585	2.8	—	—	2.0
Toni Rinow	—	*	—	—	*
All current executive officers and directors as a group (12 persons)(9)	3,516,399	10.5	1,053,583	69.9	27.6

_______________

* Less than 1%

(1)

Anil Shrivastava is the Managing Partner of 325 Capital LLC, which serves as the investment manager to 325 Capital Master Fund LP and to separately managed accounts Gothic Corp 649429, Gothic ERP 649947, Gothic HSP 649359 and Gothic JBD 650324. The business address of 325 Capital LLC is 757 Third Avenue, 20th Floor, New York, NY 10017.

(2)	Consists of 72,422 shares of our Class A common stock held by Ms. Amble.
(3)

Consists of (i) 302,206 shares of our Class A common stock held by Ms. Condor; (ii) 164,468 shares of our Class A common stock subject to stock options held by Ms. Condor exercisable within 60 days of April 2, 2026; (iii) 51,547 shares of our Class A common stock subject to RSUs held by Ms. Condor issuable upon vesting within 60 days of April 2, 2026; and (iv) 17,905 shares of our Class B common stock held of record by Ms. Condor; (v) 1,161,998 shares of our Class A common stock held by Mr. Platzer; (vi) 481,312 shares of our Class A common stock subject to stock options held by Mr. Platzer exercisable within 60 days of April 2, 2026; (vii) 18,047 shares of our Class A common stock subject to RSUs held by Mr. Platzer issuable upon vesting within 60 days of April 2, 2026; and (viii) 1,035,678 shares of our Class B common stock held of record by Mr. Platzer. Mr. Platzer and Ms. Condor, as husband and wife, share beneficial ownership of the shares held by each other.

(4)	Consists of 129,982 shares of our Class A common stock subject to stock options held by Mr. Hoke exercisable within 60 days of April 2, 2026.
(5)

Consists of (i) 78,484 shares of our Class A common stock held by Mr. Messer; and (ii) 23,614 shares of our Class A common stock subject to stock options held by Mr. Messer exercisable within 60 days of April 2, 2026.

(6)

Consists of (i) 12,243 shares of our Class A common stock held by Mr. Oehme; and (ii) 6,250 shares of our Class A common stock subject to RSUs held by Mr. Oehme issuable upon vesting within 60 days of April 2, 2026.

(7)

Consists of (i) 18,366 shares of our Class A common stock held by Ms. Pelaz; and (ii) 9,375 shares of our Class A common stock subject to RSUs held by Ms. Pelaz issuable upon vesting within 60 days of April 2, 2026.

(8)

Consists of (i) 104,333 shares of our Class A common stock held by Mr. Porteous; (ii) 596,181 shares of our Class A common stock held of record by RRE Ventures V, L.P.; and (iii) 248,071 shares of our Class A common stock held of record by RRE Leaders Fund, LP (together with RRE Ventures V, L.P., “RRE”). RRE Ventures GP V, LLC is the general partner of RRE Ventures V, L.P., and its managing members and officers are James D. Robinson IV, Stuart J. Ellman, and William Porteous, and RRE Ventures GP V, LLC has sole voting and dispositive power with respect to the shares held by RRE Ventures V, L.P. RRE Leaders GP, LLC is the general partner of RRE Leaders Fund, LP, and its managing members and officers are James D. Robinson IV, Stuart J. Ellman, and William Porteous, and RRE Leaders GP, LLC has sole voting and dispositive power with respect to the shares held by RRE Leaders Fund, LP. The address for each RRE entity identified in this footnote is 130 East 59th Street 17th Floor, New York, NY 10022.

(9)

Consists of (i) 2,606,574 shares of our Class A common stock and 1,053,583 shares of our Class B common stock beneficially owned by our current executive officers and directors; (ii) 799,376 shares of our Class A common stock subject to stock options held by our current executive officers and directors exercisable within 60 days of April 2, 2026; and (iii) 122,719 shares of our Class A common stock subject to RSUs held by our current executive officers and directors issuable upon vesting within 60 days of April 2, 2026.

PROPOSAL NO. 4—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed KPMG LLP (“KPMG”), an independent registered public accounting firm, as our independent registered public accounting firm for our fiscal year ending December 31, 2026. KPMG has served as our independent registered public accounting firm since November 2025.

At the Annual Meeting, our stockholders are being asked to ratify the appointment of KPMG as our independent registered public accounting firm for our fiscal year ending December 31, 2026. Our audit committee is submitting the appointment of KPMG to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Notwithstanding the appointment of KPMG, and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time if our audit committee believes that such a change would be in the best interests of our Company and our stockholders. If our stockholders do not ratify the appointment of KPMG, our board of directors may reconsider the appointment. Representatives of KPMG will be present at the Annual Meeting, and they will have an opportunity to make a statement and will be available to respond to appropriate questions from our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Vote Required

The ratification of the appointment of KPMG as our independent registered public accounting firm for our fiscal year ending December 31, 2026, requires the affirmative vote of a majority of the voting power of the shares of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote against this proposal, and any broker non-votes will have no effect on the outcome of this vote.

Change in Independent Registered Public Accounting Firm

On July 15, 2025, PricewaterhouseCoopers LLP (“PwC”) notified us of its resignation as our independent registered public accounting firm for the year-end audit for the fiscal year ending December 31, 2025. The resignation became effective upon the filing of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 with the SEC on November 3, 2025.

The audit reports of PwC on our consolidated financial statements for our fiscal years ended December 31, 2024 and 2023 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that such report contained an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern.

During our fiscal years ended December 31, 2024 and 2023, and the subsequent interim period through November 3, 2025, there were no disagreements (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and related instructions) between us and PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of the disagreements in connection with PwC’s reports on our financial statements.

During our fiscal years ended December 31, 2024 and 2023, and the subsequent interim period through November 3, 2025, the only “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K) were PwC’s communication to us of the material weakness in disclosure controls and procedures disclosed in our Annual Report on Form 10-K/A for the year ended December 31, 2024 (the “2024 Form 10-K/A”), and the material weaknesses in internal control over financial reporting disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 Form 10-K”), the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2023 (the “2023 Form 10-K/A”), the 2024 Form 10-K/A and the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025. Descriptions of the foregoing material weaknesses under the headings (i) “Material Weaknesses in Internal Control over Financial Reporting” in Part I, Item 4. “Controls and Procedures” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, (ii) “Management's Report on Internal Control over Financial Reporting” in Part II, Item 9A. “Controls and Procedures” in the 2023 Form 10-K/A and the 2024 Form 10-K/A, (iii) “Evaluation of Disclosure Controls and Procedures” in Part II, Item 9A. “Controls and Procedures” in the 2024 Form 10-K/A, and (iv) “Material Weaknesses in Internal Control over Financial Reporting” in Part II, Item 9A. “Controls and Procedures” in the 2023 Form 10-K are incorporated herein by reference.

On September 15, 2025, after considering several public accounting firms, our Audit Committee engaged KPMG, effective upon the filing of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 with the SEC on November 3, 2025, to serve as our independent registered public accounting firm for our year-end audit for the fiscal year ending December 31, 2025, beginning with the quarter ended September 30, 2025.

During our fiscal years ended December 31, 2024 and 2023, and the subsequent interim period through November 3, 2025, neither we nor anyone acting on our behalf consulted KPMG with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and no written report was provided to us or oral advice was provided that KPMG concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to us by KPMG in connection with our financial statements for the year ended December 31, 2025 and by PwC in connection with our financial statements for the year ended December 31, 2024.

	2025	2024
Audit Fees(1)	$2,031,400	$2,281,050
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees(2)	—	2,000
Total Fees	$2,031,400	$2,283,050

_________________

(1) Consists of fees billed for professional services rendered in connection with the audit of our consolidated financial statements, and reviews of our unaudited quarterly consolidated financial statements. This category also includes fees for services incurred in connection with documents filed with the SEC.

(2) Consists of fees paid to PwC for access to accounting research and reporting reference materials.

Auditor Independence

In our fiscal year ended December 31, 2025, there were no other professional services provided by KPMG, other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of KMPG.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our audit committee has a policy governing our use of the services of our independent registered public accounting firm. Under this policy, our audit committee is required to pre-approve all services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair the public accountants’ independence. All services provided by PwC and KPMG in 2025 were pre-approved by our audit committee in accordance with the policy.

REPORT OF THE AUDIT COMMITTEE

The audit committee is a committee of the board of directors comprised solely of independent directors as required by the listing standards of the New York Stock Exchange and the rules and regulations of the Securities and Exchange Commission (the “SEC”). The composition of the audit committee, the attributes of its members and the responsibilities of the audit committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. With respect to Spire’s financial reporting process, Spire’s management is responsible for (1) establishing and maintaining internal controls and (2) preparing Spire’s consolidated financial statements. Spire’s independent registered public accounting firm, KPMG LLP (“KPMG”), is responsible for performing an independent audit of Spire’s consolidated financial statements. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare Spire’s financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the audit committee has:

•
reviewed and discussed the audited consolidated financial statements with management and KPMG;
•
discussed with KPMG the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC;
•
received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence and has discussed with PwC its independence;
•
reviewed the qualifications and performance of KPMG;
•
overseen Spire’s compliance with applicable law (including U.S. federal securities laws and other legal and regulatory requirements); and
•
overseen Spire’s policies with respect to risk assessment and risk management pertaining to the financial, accounting, insurance coverage, investment, and tax matters of Spire.

Based on the audit committee’s review and discussions with management and KPMG, the audit committee recommended to the board of directors that the audited financial statements be included in Spire’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the SEC.

Respectfully submitted by the members of the audit committee of the board of directors:

William Porteous (Chair)
Joan Amble
Dirk Hoke
Toni Rinow

This report of the audit committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (“Securities Act”), or under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

CERTAIN RELATIONSHIPS, RELATED PARTY AND OTHER TRANSACTIONS

In addition to the compensation arrangements, including employment, termination of employment, and change in control arrangements, discussed in the sections titled “Board of Directors and Corporate Governance—Director Compensation” and “Executive Compensation,” the following is a description of each transaction and series of similar transactions, since the beginning of the fiscal year preceding our last fiscal year, to which we were a party or will be a party, in which:

•
the amounts involved exceed the lesser of (a) $120,000 or (b) 1% of the average of our total assets at year-end for the last two completed fiscal years; and
•
any of our directors, nominees for director, executive officers or beneficial holders of more than 5% of any class of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

2026 Private Placement

On April 8, 2026, we entered into a securities purchase agreement (the “Purchase Agreement”) with the purchasers named therein (the “Purchasers”) for the private placement (the “Private Placement”) of 5,000,000 shares (the “Shares”) of the Company’s Class A common stock, at a purchase price of $14.00 per Share. The aggregate gross proceeds for the Private Placement were $70.0 million, before deducting offering expenses, and the Private Placement closed on April 10, 2026. The Purchasers included 325 Capital Master Fund LP and certain of its affiliates, which collectively beneficially owned more than 5% of our outstanding shares of Class A common stock prior to the Private Placement, and collectively acquired 1.4 million additional Shares in the Private Placement for aggregate consideration of $19.6 million.

In addition, on April 8, 2026, we and the Purchasers entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which we agreed to file a registration statement with the SEC on or before April 23, 2026 for purposes of registering the resale of the Shares, to use our reasonable best efforts to have such registration statement declared effective no later than May 8, 2026, and to keep the registration statement effective until the date that all registrable securities covered by the registration statement (i) have been sold, thereunder or pursuant to Rule 144, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for us to be in compliance with the current public information requirement under Rule 144.

Indemnification Agreements

We are party to an indemnification agreement with each of our directors and executive officers. These indemnification agreements may require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements shall also require us to advance all expenses reasonably and actually incurred by our directors and executive officers in investigating or defending any such action, suit, or proceeding.

Policies and Procedures for Related Person Transactions

Our board of directors has adopted a written related person transactions policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of our common stock and any members of the immediate family of and any entity affiliated with any of the foregoing persons are not permitted to enter into a material related person transaction with us without the review and approval of our audit committee or a committee composed solely of independent directors in the event it is inappropriate for our audit committee to review such transaction due to a conflict of interest. The policy provides that any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of our common stock or with any of their immediate family members or affiliates, in which the amount involved exceeds $120,000 will be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee will consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

OTHER MATTERS

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based solely on a review of such reports and written information given to us by our directors and executive officers, we believe that all such required reports were filed on a timely basis under Section 16(a) for the fiscal year ended December 31, 2026 to date and the fiscal years ended December 31, 2025 and 2024, except (i) as otherwise previously disclosed in accordance with Item 405 of Regulation S-K, (ii) for 12 reports by Ms. Condor disclosing an aggregate of 13 late transactions, (iii) 14 reports by Mr. Platzer disclosing an aggregate of 20 late transactions, (iv) 3 reports by Mr. Oehme disclosing an aggregate of 3 late transactions, (v) 1 report by Ms. Pelaz disclosing 1 late transaction, (vi) 1 report by Ms. Engel disclosing 1 late transaction, and (vii) 1 report by Boyd Johnson, our former Chief Legal Officer, disclosing 1 late transaction. In addition, based on our preliminary review of available records, we believe that (i) 3 reports disclosing 3 late transactions were not filed by Thomas Krywe, our former Chief Financial Officer, (ii) 4 reports disclosing 4 late transactions were not filed by Mr. Johnson, and (iii) 1 report disclosing 1 late transaction was not filed by Leonardo Basola, our former Chief Financial Officer. We are in the process of confirming the details of these transactions and intend to offer to assist these former employees with expeditiously making all missed filings.

Fiscal Year 2025 Annual Report and SEC Filings

Our financial statements for our fiscal year ended December 31, 2025 are included in our 2025 Annual Report, which we will make available to stockholders at the same time as this proxy statement. This proxy statement and our 2025 Annual Report are posted on our website at ir.spire.com and are available from the SEC on its website at www.sec.gov. You may also obtain a copy of our 2025 Annual Report without charge by sending a written request to Spire Global, Inc., Attention: Corporate Secretary, 8000 Towers Crescent Drive, Suite 1100, Vienna, Virginia 22182.

GENERAL INFORMATION

This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2026 annual meeting of stockholders of Spire Global, Inc. (“Spire,” the “Company,” “we,” “us” or similar terms), and any postponements, adjournments, or continuations thereof (the “Annual Meeting”).

The Annual Meeting will be held on May 27, 2026 at 10:00 am Eastern Time. The Annual Meeting will be conducted virtually via live audio webcast. You will be able to attend the Annual Meeting virtually by visiting www.virtualshareholdermeeting.com/SPIR2026, where you will be able to listen to the meeting live, submit questions and vote online. The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement and our 2025 Annual Report on Form 10-K (our “2025 Annual Report”) is first being mailed on or about April 13, 2026 to all stockholders entitled to vote at the Annual Meeting. The proxy materials and our 2025 Annual Report can be accessed by following the instructions in the Notice.

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.

On August 16, 2021, Spire Global Subsidiary (formerly known as Spire Global, Inc.) (“Legacy Spire”) closed its previously announced merger with NavSight Holdings, Inc. (“NavSight”), a special purpose acquisition company. As a result, Legacy Spire continued as the surviving corporation and a wholly owned subsidiary of NavSight (such consummation, the “Closing”). NavSight then changed its name to Spire Global, Inc. and Legacy Spire changed its name to Spire Global Subsidiary, Inc.

What matters am I voting on?

You are being asked to vote on:

•
the election of two Class II directors, William Porteous and Toni Rinow, to serve until the 2029 annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier death, resignation, or removal;
•
a proposal to approve, in an advisory (non-binding) vote, the frequency of future stockholder advisory votes on the compensation paid to our named executive officers;
•
a proposal to approve, in an advisory (non-binding) vote, the compensation paid to our named executive officers;
•
a proposal to ratify the appointment of KPMG as our independent registered public accounting firm for our fiscal year ending December 31, 2026; and
•
any other business as may properly come before the Annual Meeting.

How does the board of directors recommend I vote on these proposals?

Our board of directors recommends a vote:

•
“FOR” the election of the two Class II director nominees named in this proxy statement;
•
For future stockholder advisory (non-binding) votes on the compensation paid to our named executive officers to be held every ONE YEAR;
•
“FOR” the approval, on an advisory (non-binding) basis, of the compensation paid to the Company’s named executive officers; and
•
“FOR” the ratification of the appointment of KPMG as our independent registered public accounting firm for our fiscal year ending December 31, 2026.

Who is entitled to vote?

Holders of our Class A and Class B common stock as of the close of business on April 2, 2026, the record date for the Annual Meeting, may vote at the Annual Meeting. As of the record date, there were 33,529,765 shares of our Class A common stock outstanding and 1,507,325 shares of our Class B common stock outstanding. Our Class A common stock and Class B common stock will vote as a single class on all matters described in this proxy statement for which your vote is being solicited. Stockholders are not permitted to cumulate votes with respect to the election of directors. Each share of Class A common stock is entitled to one vote on each proposal and each share of Class B common stock is entitled to nine votes on each proposal. Our Class A common stock and Class B common stock are collectively referred to in this proxy statement as our “common stock.”

Stockholders of Record. If shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares. We refer to these registered stockholders as “stockholders of record.”

Street Name Stockholders. If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the proxy materials were forwarded to you by your broker or nominee. As the beneficial owner, you have the right to direct your broker, bank, or other nominee as to how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. You may vote your shares of our common stock live at the Annual Meeting using the control number included on your notice or voting information form. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank, or other nominee as “street name stockholders.”

How many votes are needed for approval of each proposal?

Proposal No. 1: Directors are elected by a plurality of the votes cast with respect to the election of directors at the Annual Meeting. A plurality of votes cast means that the two director nominees receiving the greatest number of “For” votes at the Annual Meeting will be elected. You may vote “For” or “Withhold” for each of the nominees for election as a director. Withhold votes and broker non-votes will have no effect on the outcome of this vote.

Proposal No. 2: The board of directors will consider the frequency (one year, two years, or three years) receiving the most votes as representing our stockholders’ preference on how frequently to hold future stockholder advisory votes on the compensation paid to our named executive officers. Neither abstentions nor broker non-votes will affect the outcome of this vote. As this is an advisory vote, the outcome of this vote will not be binding upon us or our board of directors.

Proposal No. 3: The approval, in an advisory (non-binding) vote, of the compensation paid to our named executive officers requires the affirmative “For” vote of a majority of the voting power of the shares of our common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions are considered shares present and entitled to vote on this proposal, and thus, will have the same effect as a vote “Against” this proposal. Broker non-votes will have no effect on the outcome of this vote. As this is an advisory vote, the outcome of this vote will not be binding upon us or our board of directors.

Proposal No. 4: The ratification of the appointment of KMPG as our independent registered public accounting firm for our fiscal year ending December 31, 2026, requires the affirmative “For” vote of a majority of the voting power of the shares of our common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions are considered shares present and entitled to vote on this proposal, and thus, will have the same effect as a vote “Against” this proposal. Any broker non-votes will have no effect on the outcome of this vote.

What does it mean if I receive more than one proxy card or voting instruction form?

If you received more than one proxy card or voting instruction form, your shares are registered in more than one name or are registered in different accounts. Please follow the voting instructions included in each proxy card and voting instruction form to ensure that all of your shares are voted.

Are a certain number of shares required to be present at the Annual Meeting?

A quorum is the minimum number of shares required to be present at the Annual Meeting to properly hold an annual meeting of stockholders and conduct business under our amended and restated bylaws and Delaware law. The presence, virtually or by proxy, of a majority of the voting power of all issued and outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. Abstentions are counted as shares present and entitled to vote for purposes of determining a quorum.

How do I vote?

If you are a stockholder of record, there are four ways to vote:

•
by Internet prior to the Annual Meeting at www.virtualshareholdermeeting.com/SPIR2026, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on May 26, 2026 (have your Notice or proxy card in hand when you visit the website);
•
by toll-free telephone at the phone number listed on your proxy card, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on May 26, 2026 (have your proxy card in hand when calling);
•
by completing and mailing your proxy card (if you received printed proxy materials); or
•
by attending the Annual Meeting virtually by visiting www.virtualshareholdermeeting.com/SPIR2026, where you may vote during the meeting (please have your Notice or proxy card in hand when you visit the website).

Even if you plan to attend the Annual Meeting, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to attend the Annual Meeting.

If you are a street name stockholder, you will receive voting instructions from your broker, bank, or other nominee. You must follow the voting instructions provided by your broker, bank, or other nominee in order to direct your broker, bank, or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning a voting instruction form, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank, or other nominee. As discussed above, if you are a street name stockholder, you may vote your shares live at the Annual Meeting using the control number included on your notice or voting instruction form.

How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

Brokerage firms and other intermediaries holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will generally have discretion to vote your shares on the “routine” proposal to ratify the appointment of KPMG as our independent registered public accounting firm for our fiscal year ending December 31, 2026. Your broker will not have discretion to vote on any other proposals, which are “non-routine” matters, absent direction from you (and failure to provide instructions on these matters will result in a “broker non-vote”).

Can I change my vote?

Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:

•
entering a new vote by Internet or by telephone;
•
completing and returning a later-dated proxy card;
•
notifying the Corporate Secretary and Chief Legal Officer of Spire Global, Inc. (the “Corporate Secretary”), in writing, at Spire Global, Inc., 8000 Towers Crescent Drive, Suite 1100, Vienna, Virginia 22182; or
•
attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote or revoke your proxy.

How can I participate in the Annual Meeting?

You will be able to attend the Annual Meeting virtually and vote your shares electronically at the meeting by visiting www.virtualshareholdermeeting.com/SPIR2026. To participate in the Annual Meeting, you will need the control number included on your Notice or proxy card. The Annual Meeting webcast will begin promptly at 10:00 am Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 am Eastern Time, and you should allow ample time for the check-in procedures.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our board of directors. Theresa Condor, Alison Engel, and David Myers have been designated as proxy holders by our board of directors. When proxies are properly submitted, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder.

If the proxy is properly submitted, but no specific instructions are given, the shares will be voted in accordance with the recommendations of our board of directors as described above. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy, as described above.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

In accordance with the rules of the SEC, we have elected to furnish our proxy materials, including this proxy statement and our 2025 Annual Report, primarily via the Internet. The Notice containing instructions on how to access our proxy materials is first being mailed on or about April 13, 2026 to all stockholders entitled to vote at the Annual Meeting. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact and cost of our annual meetings of stockholders.

How are proxies solicited for the Annual Meeting?

Our board of directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank, or other nominee holds shares of our common stock on your behalf. In addition, our directors and employees may also solicit proxies by telephone, by electronic communication, or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.

Where can I find the voting results of the Annual Meeting?

We will disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting.

I share an address with another stockholder, and we received only one paper copy of the Notice or, if applicable, proxy materials. How may I obtain an additional copy of the Notice or, if applicable, proxy materials?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, our proxy materials, to multiple stockholders who share the same address, unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, our proxy materials, to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, our proxy materials, such stockholder may contact us at:

Spire Global, Inc.
Attention: Corporate Secretary
8000 Towers Crescent Drive, Suite 1100
Vienna, Virginia 22182
(202) 301-5127

Street name stockholders may contact their broker, bank, or other nominee to request information about householding.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year’s annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for the 2027 annual meeting of stockholders, our Corporate Secretary must receive the written proposal at our principal executive offices not later than December 14, 2026. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in Company-sponsored proxy materials. Stockholder proposals should be addressed to:

Spire Global, Inc.
Attention: Corporate Secretary
8000 Towers Crescent Drive, Suite 1100
Vienna, Virginia 22182
(202) 301-5127

Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our amended and restated bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in our proxy materials with respect to such annual meeting, (ii) otherwise properly brought before such annual meeting by or at the direction of our board of directors, or (iii) properly brought before such meeting by a stockholder of record entitled to vote at such annual meeting who has delivered timely written notice to our Corporate Secretary, which notice must contain the information specified in our amended and restated bylaws. To be timely for the 2027 annual meeting of stockholders, our Corporate Secretary must receive the written notice at our principal executive offices:

•
not earlier than January 28, 2027; and
•
not later than February 27, 2027.

In the event that we hold the 2027 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, a notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before the 2027 annual meeting of stockholders and no later than the close of business on the later of the following two dates:

•
the 90th day prior to the 2027 annual meeting of stockholders; or
•
the 10th day following the day on which public announcement of the date of the 2027 annual meeting of stockholders is first made.

If a stockholder who has notified us of his, her, or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her, or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.

Recommendation or Nomination of Director Candidates

Our stockholders may recommend director candidates for consideration by our nominating and corporate governance committee. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors and should be directed to our Corporate Secretary or legal department at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see the section titled “Board of Directors and Corporate Governance—Stockholder Recommendations and Nominations to the Board of Directors.”

In addition, our amended and restated bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our amended and restated bylaws. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our amended and restated bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time periods described above under the section titled “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.

In addition to satisfying the foregoing requirements, in order to comply with the universal proxy rules, a stockholder who intends to solicit proxies in support of director nominees for election at the 2027 annual meeting of stockholders, other than the Company’s nominees, must provide notice that sets forth the information required by Rule 14a-19 under the Exchange no later than March 29, 2027. If the date of the 2027 annual meeting of stockholders is more than 30 days before or after the first anniversary of the 2026 Annual Meeting, then such notice must be provided by the later of the 60th day prior to the date of such meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

Availability of Bylaws

A copy of our amended and restated bylaws is available via the SEC’s website at http://www.sec.gov. You may also contact our Corporate Secretary at the address set forth above for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

* * *

The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.

It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS

Vienna, Virginia
April 13, 2026

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 26, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SPIR2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 26, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V92830-P47756

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SPIRE GLOBAL, INC.

The Board of Directors recommends you vote FOR the following:

1. To elect two Class II directors to serve until the 2029 annual meeting of stockholders and until their successors are duly elected and qualified:

Nominees:	**For**	**Withhold**
1a. William Porteous	☐	☐
1b. Toni Rinow	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 Year	**2 Years**	**3 Years**	**Abstain**
2. To approve, in an advisory (non-binding) vote, the frequency of future stockholder advisory votes to approve the compensation paid to our named executive officers.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V92831-P47756

SPIRE GLOBAL, INC.
Annual Meeting of Stockholders
Wednesday, May 27, 2026 10:00 a.m. Eastern Time
This proxy is solicited on behalf of the Board of Directors

The stockholder(s) hereby appoint(s) Theresa Condor, Alison Engel and David Myers, or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of SPIRE GLOBAL, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m. Eastern Time, on Wednesday, May 27, 2026, virtually at www.virtualshareholdermeeting.com/SPIR2026, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side